UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

NEVRO CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NEVRO CORP.

1800 Bridge Parkway

Redwood City, California 94065

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON May 23, 2024

To the Stockholders of Nevro Corp.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Nevro Corp., a Delaware corporation (the “Company”), will be held on May 23, 2024 at 10:30 a.m. Pacific Time. This year’s Annual Meeting will be held entirely online to allow greater participation and improved communication and provide cost savings for our stockholders and the Company. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/NVRO2024, where you will be able to listen to the meeting live, submit questions and vote. The Annual Meeting will be held for the following purposes:

1.
To elect D. Keith Grossman, Michael DeMane, Kirt P. Karros, Sri Kosaraju, Shawn T McCormick, Kevin O’Boyle, Karen Prange, Susan Siegel, Kevin Thornal and Elizabeth Weatherman to hold office until the 2025 annual meeting of stockholders or until their successors are elected;
2.
To ratify the selection, by the Audit Committee of the Company’s Board of Directors, of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024;
3.
To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders; and
4.
To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders who owned common stock of the Company at the close of business on March 28, 2024 (the “Record Date”) can vote at this meeting or any adjournments that take place.

The Board of Directors recommends that you vote as follows on the matters to be presented to stockholders at the Annual Meeting:

1.
FOR the election of the director nominees named in Proposal 1 of the Proxy Statement, to hold office until the 2025 annual meeting of stockholders or until their successors are elected;
2.
FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm, as described in Proposal 2 of the Proxy Statement; and
3.
FOR the advisory vote to approve the compensation of the Company’s named executive officers, as described in Proposal 3 of the Proxy Statement.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING ONLINE, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND OUR 2023 ANNUAL REPORT ON FORM 10-K AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE USING ONE OF THE THREE CONVENIENT VOTING METHODS DESCRIBED IN THE SECTION TITLED “INFORMATION ABOUT THE PROXY PROCESS AND VOTING” IN THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS OR NOTICE OF INTERNET AVAILABILITY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors

/S/ KEVIN THORNAL
Kevin Thornal
President and Chief Executive Officer
Redwood City, California
April 12, 2024

NEVRO CORP.

1800 Bridge Parkway

Redwood City, California 94065

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

May 23, 2024

We have sent you this Proxy Statement and the enclosed Proxy Card because the Board of Directors (the “Board”) of Nevro Corp. (referred to herein as the “Company,” “Nevro,” “we,” “us” or “our”) is soliciting your proxy to vote at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 23, 2024 at 10:30 a.m. Pacific Time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/NVRO2024, where you will be able to listen to the meeting live, submit questions and vote online.

•
This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.
•
The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. We may retain outside consultants to solicit proxies on our behalf as well. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”), over the internet in lieu of mailing printed copies. We will begin mailing the Notice of Internet Availability to our stockholders of record as of March 28, 2024 (the “Record Date”) for the first time on or about April 12, 2024. The Notice of Internet Availability will contain instructions on how to access and review the Annual Meeting materials and will also contain instructions on how to request a printed copy of the Annual Meeting materials. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the Form 10-K so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. The Form 10-K is also available in the “Financial Information” section of our website at http://www.nevro.com/.

The only outstanding voting securities of Nevro are shares of common stock, $0.001 par value per share (the “common stock”), of which there were 36,681,392 shares outstanding as of the Record Date (excluding any treasury shares). The holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, in attendance online or represented by proxy, are required to hold the Annual Meeting.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING

Why am I receiving these materials?

We have made this Proxy Statement and Proxy Card available to you on the internet or, upon your request, have delivered printed proxy materials to you, because the Board is soliciting your proxy to vote at the Annual Meeting, including any adjournments or postponements thereof. You are invited to attend the Annual Meeting online; however, you are not required to attend the Annual Meeting in order to vote your shares. Instead, you may simply complete, sign and return the Proxy Card, or follow the instructions below to submit your proxy over the telephone or on the internet.

This Proxy Statement, the Notice of Internet Availability, the Notice of Annual Meeting and accompanying Proxy Card were first made available for access by our stockholders on or about April 12, 2024 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 36,681,392 shares of common stock issued and outstanding and entitled to vote. A list of the names of stockholders entitled to vote at the Annual Meeting will be available to stockholders for ten days prior to the Annual Meeting for any purpose germane to the Annual Meeting. Please contact our Corporate Secretary, c/o Nevro Corp., 1800 Bridge Parkway, Redwood City, California 94065, if you wish to examine the list prior to the Annual Meeting. The stockholder list will also be available during the virtual Annual Meeting for examination by any stockholder.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, EQ Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting online, we urge you to fill out and return the Proxy Card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting online. However, since you are not the stockholder of record, you may not vote your shares during the Annual Meeting unless you request and obtain a valid Proxy Card from your broker or other agent.

What am I being asked to vote on?

You are being asked to vote on three (3) proposals:

•
Proposal 1—the election of D. Keith Grossman, Michael DeMane, Kirt P. Karros, Sri Kosaraju, Shawn T McCormick, Kevin O’Boyle, Karen Prange, Susan Siegel, Kevin Thornal and Elizabeth Weatherman to hold office until the 2025 annual meeting of stockholders;
•
Proposal 2—the ratification of the selection, by the Audit Committee of our Board, of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024; and
•
Proposal 3—a non-binding, advisory vote to approve the compensation of our named executive officers.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How do I attend, vote and ask questions at the Virtual Annual Meeting?

This year’s Annual Meeting will be held on May 23, 2024 at 10:30 a.m. Pacific Time. The Annual Meeting will be held entirely online to allow greater participation and improved communication and provide cost savings for our stockholders and the Company.

Log in Instructions. Stockholders of record as of March 28, 2024 will be able to attend and participate in the Annual Meeting online by accessing www.virtualshareholdermeeting.com/NVRO2024. To join the Annual Meeting, you will need to have your 16-digit control number which is included on your Notice of Internet Availability of Proxy Materials, your proxy card or on the instructions that accompanied the proxy materials. The audio webcast of the Annual Meeting will begin promptly at 10:30 a.m. Pacific Time. Online access to the audio webcast will open approximately fifteen minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the meeting prior to the start time.

Voting at the virtual Annual Meeting. Stockholders of record as of March 28, 2024 may vote their shares at www.proxyvote.com prior to or at www.virtualshareholdermeeting.com/NVRO2024 during the virtual Annual Meeting. Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the Annual Meeting.

Submitting Questions prior to and at the virtual Annual Meeting. Stockholders may submit questions in writing during the Annual Meeting at the following website: www.virtualshareholdermeeting.com/NVRO2024. Stockholders will use their 16-digit control number which is included on their Notice of Internet Availability of Proxy Materials, their proxy card or on the instructions that accompanied the proxy materials. As part of the Annual Meeting, we will hold a live Q&A session, during which we will answer questions pertinent to the Company and the meeting matters as they come in and address those asked in advance, as time permits.

Technical Assistance. We will have technicians ready to assist stockholders beginning 15 minutes prior to the start of the virtual Annual Meeting and during the virtual Annual Meeting with any technical difficulties they may have accessing or hearing and viewing the virtual meeting.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting platform log-in page.

How do I vote?

•
For Proposal 1, the election of directors, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify.
•
For Proposal 2, the ratification of the selection, by the Audit Committee of our Board, of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024, you may either vote “For” or “Against” or abstain from voting.
•
For Proposal 3, the non-binding, advisory vote to approve the compensation of our named executive officers, you may either vote “For” or “Against” or abstain from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting. Alternatively, you may vote by proxy by using the accompanying Proxy Card, over the internet or by telephone. Whether or not you plan to attend the Annual Meeting online, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote online. In such case, your previously submitted proxy will be disregarded.

•
To vote at the Annual Meeting, attend the Annual Meeting online and follow the instructions posted at www.virtualshareholdermeeting.com/NVRO2024.

•
To vote using the Proxy Card, simply complete, sign and date the accompanying Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card to us on or prior to May 22, 2024, we will vote your shares in accordance with the Proxy Card.
•
To vote by proxy over the internet, follow the instructions provided on the Notice of Internet Availability.
•
To vote by telephone, you may vote by proxy by calling the toll-free number found on the Proxy Card.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote at the Annual Meeting, you will need your 16-digit control number. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request your 16-digit control number in the unlikely event that you do not have one.

We provide internet proxy voting to allow you to vote your shares online before the Annual Meeting takes place, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Who counts the votes?

Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate stockholder votes as the Inspector of Election (the “Inspector”). If you are a stockholder of record, your executed Proxy Card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to Broadridge on behalf of all its clients.

How are votes counted?

Votes will be counted by the Inspector appointed for the Annual Meeting. For all proposals, the Inspector will separately count “For” and, with respect to Proposal 2 and Proposal 3, “Against” votes, abstentions and broker non-votes. In addition, with respect to Proposal 1, the election of directors, the Inspector will count the number of “Withheld” votes received for the nominees. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are “broker non-votes”?” and “Which ballot measures are considered “routine” or “non-routine”?”

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine?”

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024 (Proposal 2) is considered “routine” under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2. The election of directors (Proposal 1) and the non-binding advisory vote on the compensation of our named executive officers (Proposal 3) are considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1 and Proposal 3.

How many votes are needed to approve each proposal?

With respect to Proposal 1, the election of directors, the ten nominees receiving the highest number of “For” votes will be elected.

In accordance with the policy adopted by our Board, in this election, an incumbent candidate for director who does not receive the affirmative “For” vote of a majority of the votes cast for his or her election (i.e., the director receives a greater number of votes “Withheld” for his or her election than votes “For”) shall promptly tender his or her resignation to the Board. The Nominating and Corporate Governance Committee of the Board, or a committee of independent directors in the event the subject director is a member of the Nominating and Corporate Governance Committee, will then make a recommendation to the Board and the Board (excluding the subject director) will make a determination as to whether to accept or reject the tendered offer of resignation generally within 90 days after certification of the election results of the stockholder vote. Following such determination, we will publicly disclose the decision regarding any tendered offer of resignation in a filing of a Current Report on Form 8-K with the SEC. If a director’s offer to resign is not accepted by the Board, such director shall continue to serve until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal.

With respect to Proposal 2, the ratification of the selection, by the Audit Committee of our Board, of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024, the affirmative vote of the majority of votes cast (excluding abstentions) is required for approval. This is a routine proposal and therefore we do not expect any broker non-votes.

With respect to Proposal 3, the non-binding, advisory vote to approve the compensation of our named executive officers, the affirmative vote of the majority of votes cast (excluding abstentions and broker non-votes) is required for approval. While the vote on this resolution is advisory and not binding on us, our Compensation Committee and our Board will consider the outcome of the vote on this resolution when considering future executive compensation decisions.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What if I return a Proxy Card but do not make specific choices?

If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted as follows:

•
“For” the election of each of the nine nominees for director;
•
“For” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024; and
•
“For” the non-binding, advisory vote to approve the compensation of our named executive officers.

If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares in his or her discretion.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•
You may submit another properly completed proxy with a later date.
•
You may send a written notice by May 22, 2024 that you are revoking your proxy to our Corporate Secretary at 1800 Bridge Parkway, Redwood City, California 94065.
•
You may attend the Annual Meeting online and vote by following the instructions at www.virtualshareholdermeeting.com/NVRO2024. Simply attending the Annual Meeting online will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 14, 2024, to our Corporate Secretary at 1800 Bridge Parkway, Redwood City, California 94065; provided that if the date of the annual meeting is more than 30 days from May 23, 2025, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual meeting. Pursuant to the Company’s Amended and Restated Bylaws (the “Bylaws”), in order for a stockholder to present a proposal for next year’s annual meeting, other than proposals to be included in the proxy statement as described above, or to nominate a director, you must do so between January 23, 2025 and February 22, 2025; provided that if the date of that annual meeting is more than 30 days before or more than 60 days after May 23, 2025, you must give notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shareowners who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in attendance online or represented by proxy at the Annual Meeting. On the Record Date, there were 36,681,392 shares outstanding and entitled to vote. Accordingly, 18,340,697 shares must be represented by stockholders in attendance online at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the Annual Meeting. Abstentions will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, in attendance online or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

PROPOSAL 1

ELECTION OF DIRECTORS

At the 2019 annual meeting of stockholders, our stockholders approved an amendment to our amended and restated certificate of incorporation to declassify the Board over a period of three years. Accordingly, all directors shall be elected for one-year terms expiring at the next annual meeting after their election. Our Bylaws provide that the number of directors constituting the Board shall be determined from time to time by the Board. Currently, the number of directors constituting the Board is fixed at eleven.

Accordingly, the terms for all of our directors, D. Keith Grossman, Michael DeMane, Frank Fischer, Kirt P. Karros, Sri Kosaraju, Shawn T McCormick, Kevin O’Boyle, Karen Prange, Susan Siegel, Kevin Thornal and Elizabeth Weatherman expire at this Annual Meeting. Mr. Fischer has chosen to not stand for re-election at this Annual Meeting. Therefore, ten of our directors have been nominated for re-election by our Board. If elected, each of the nominees will hold office for one-year terms expiring at the annual meeting for fiscal year 2025 or until his or her successor is elected and qualified, or until such director’s earlier death, resignation or removal. After the Annual Meeting, the number of directors constituting the Board shall be fixed at ten.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the ten nominees named above. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.

In accordance with the policy adopted by the Board, in this election, an incumbent candidate for director who does not receive the affirmative “For” vote of a majority of the votes cast for his or her election (i.e., the director receives a greater number of votes “Withheld” for his or her election than votes “For”) shall promptly tender his or her resignation to the Board. The Nominating and Corporate Governance Committee of the Board, or a committee of independent directors in the event the subject director is a member of the Nominating and Corporate Governance Committee, will then make a recommendation to the Board and the Board (excluding the subject director) will make a determination as to whether to accept or reject the tendered offer of resignation generally within 90 days after certification of the election results of the stockholder vote. Following such determination, we will publicly disclose the decision regarding any tendered offer of resignation in a filing of a Current Report on Form 8-K with the SEC. If a director’s offer to resign is not accepted by the Board, such director shall continue to serve until his or her successor is duly elected and qualifies, or until his or her earlier resignation or removal.

The following table sets forth the director nominees (who are currently standing for election or re-election) information with respect to their ages and position/office held within the Company as of March 31, 2024:

Name	Age	Position/Office Held With the Company	Director Since
Director nominees for this Annual Meeting
D. Keith Grossman	63	Non-Executive Chairman, Former President and Chief Executive Officer	2019
Michael DeMane	67	Lead Director	2011
Kevin Thornal	50	Director, President and Chief Executive Officer	2023
Kirt P. Karros (1)	54	Director	2024
Sri Kosaraju (2)	46	Director	2021
Shawn T McCormick (1)	59	Director	2014
Kevin O'Boyle (1)	68	Director	2019
Karen Prange (1)(3)	60	Director	2019
Susan Siegel (2)	63	Director	2020
Elizabeth Weatherman (2)(3)	64	Director	2019

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.

Nominees for Election at this Annual Meeting

D. Keith Grossman joined us in March 2019 as our President and Chief Executive Officer and additionally has served as Chairman of the Board since May 2019. In April 2023, Mr. Grossman retired as President and Chief Executive Officer and was appointed to be the Executive Chairman of the Board. In October 2023, Mr. Grossman transitioned to Non-Executive Chairman of the Board. Mr. Grossman has over 30 years of experience in the medical device field. Prior to joining us, Mr. Grossman served as the President, Chief Executive Officer and director of Thoratec Corporation (“Thoratec”), leading up to its 2015 sale to St. Jude Medical. Prior to Thoratec, he served as President, Chief Executive Officer and director of Conceptus, a women’s health medical device company, leading up to its sale to Bayer Healthcare. Prior to Conceptus, Mr. Grossman served as managing director of Texas Pacific Group (“TPG”), a private equity firm, as a member of its healthcare investment team. Prior to TPG, Mr. Grossman served as Thoratec’s President, Chief Executive Officer and director for the first ten years of its growth as a commercial company. Mr. Grossman currently serves as Lead Independent Director and a member of the nominating and corporate governance committee and the compensation committee of Outset Medical, Inc. Mr. Grossman also serves as Vice Chairman, chairperson of the governance and nomination committee and member of the innovation committee of Alcon, Inc., and previously served as a member of the board of directors of ViewRay, Inc., Intuitive Surgical, Inc., Kyphon, Inc., Zeltiq and a number of privately-held medical device companies. Mr. Grossman received a B.S. in Animal Science from The Ohio State University and an M.B.A. from Pepperdine University. We believe Mr. Grossman is qualified to serve on our Board due to his extensive industry experience in the medical device sector, extensive leadership experience as the chief executive officer of medical device companies and service on other boards of directors.

Michael DeMane joined us in March 2011 and has served as our Chief Executive Officer and as Executive Chairman. Effective January 1, 2017, Mr. DeMane transitioned to non-executive Chairman of the Board. In May 2019, Mr. DeMane became our Lead Director. Mr. DeMane has served on the board of directors of several private companies since 2009, as well as on the board of directors of eResearch Technology, Inc., a public company specializing in contract research clinical services, from July 2008 to April 2012. From March 2009 to June 2010, Mr. DeMane served as a Senior Advisor to Thomas, McNerney & Partners, a healthcare venture firm. Mr. DeMane served as the Chief Operating Officer of Medtronic from August 2007 to April 2008. Prior to his COO role, Mr. DeMane served at Medtronic as Senior Vice President from May 2007 to August 2007, Senior Vice President and President: Europe, Canada, Latin America and Emerging Markets from August 2005 to May 2007, Senior Vice President and President: Spinal, ENT and Navigation from February 2002 to August 2005, and President, Spinal from January 2000 to February 2002. Prior to that, he was President at Interbody Technologies, a division of Medtronic Sofamor Danek, Inc., from June 1998 to December 1999. From April 1996 to June 1998, Mr. DeMane served at Smith & Nephew Pty. Ltd. as Managing Director, Australia and New Zealand, after a series of research and development and general management positions with Smith & Nephew Inc. Mr. DeMane earned a B.S. in Chemistry from St. Lawrence University and an M.S. in Bioengineering from Clemson University. We believe that Mr. DeMane is qualified to serve on our Board due to his investment experience, strategic leadership track record, service on other boards of directors of companies in the healthcare industry and his previous service as our Chief Executive Officer.

Kirt P. Karros has served on our Board since February 2024. Since November 2015, Mr. Karros has served as Senior Vice President, Finance and Treasurer of Hewlett Packard Enterprise, and previously served as Senior Vice President, Finance and Treasurer as well as Head of Investor Relations of Hewlett Packard Company. Prior to joining Hewlett Packard Company, Mr. Karros was a Principal and Managing Director of Research at Relational Investors LLC and a member of the firm's investment committee. While at Relational Investors, he assisted in identifying, evaluating, monitoring, and engaging portfolio companies and led the research team that focused on the technology, media, telecommunications, and energy sectors. Mr. Karros currently serves as the Executive Chairman of H3C Technologies and previously served on the board of directors of both PMC-Sierra, Inc. and Innerworkings, Inc., where he was a member of the Compensation Committee for both companies. Previously, Mr. Karros was an investment banker at Relational Advisors LLC where he advised clients on mergers and acquisitions and capital markets' financings and was an accountant at Arthur Andersen LLP. He is a Certified Public Accountant (inactive) and holds the professional designation of Chartered Financial Analyst. Mr. Karros earned his B.A. in Business Administration and M.S. in Accounting from San Diego State University. We believe that Mr. Karros is qualified to serve on our Board due to his extensive investment and management experience.

Sri Kosaraju has served on our Board since August 2021. Since October 2020, Mr. Kosaraju has served as the Chief Executive Officer and President of Inscripta, Inc., a privately-held digital genome engineering company. From August 2019 to May 2020, Mr. Kosaraju was President of Penumbra, Inc., where he also served as Head of Strategy from May 2015 to August 2019 and as Chief

Financial Officer from May 2015 to December 2019. Prior to that, Mr. Kosaraju spent 16 years at J.P. Morgan, including as Head of Healthcare Equity Capital Markets and Co-Head of Technology Equity Capital Markets. In addition to serving on the Board of Directors for Inscripta, Mr. Kosaraju also currently serves on the board of directors and is the chairperson of the audit committee of 10x Genomics, Inc., a life science technology company building products to interrogate, understand and master biology to advance human health. Mr. Kosaraju earned his B.S. in Mechanical Engineering from the Massachusetts Institute of Technology (MIT). We believe that Mr. Kosaraju is qualified to serve on our Board due to his extensive operational and management experience in the finance and the healthcare industries.

Shawn T McCormick has served on our Board since September 2014. From November 2020 to February 2022, Mr. McCormick served as the Chief Financial Officer of Aldevron, L.L.C., which was acquired by Danaher in August 2021. Mr. McCormick previously served as Chief Financial Officer of Tornier N.V., a public medical device company (“Tornier”), from September 2012 to October 2015 when Tornier merged with Wright Medical Group. From April 2011 to February 2012, Mr. McCormick was Chief Operating Officer of Lutonix, Inc., a medical device company acquired by C. R. Bard, Inc. in December 2011. From January 2009 to July 2010, Mr. McCormick served as Senior Vice President and Chief Financial Officer of ev3 Inc., a public endovascular device company acquired by Covidien plc in July 2010. From May 2008 to January 2009, Mr. McCormick served as Vice President, Corporate Development at Medtronic, where he was responsible for leading Medtronic’s worldwide business development activities. From 2007 to 2008, Mr. McCormick served as Vice President, Corporate Technology and New Ventures of Medtronic. From 2002 to 2007, Mr. McCormick was Vice President, Finance for Medtronic’s Spinal, Biologics and Navigation business. Prior to that, Mr. McCormick held various other positions with Medtronic, including Corporate Development Director, Principal Corporate Development Associate, Manager, Financial Analysis, Senior Financial Analyst and Senior Auditor. Prior to joining Medtronic, he spent four years with the public accounting firm KPMG Peat Marwick. He was a director of Entellus Medical, Inc., a public medical device company, and served as the chairman of the audit committee and as a member of the nominating and corporate governance committee from November 2014 to February 2018 when Entellus was sold to Stryker. Mr. McCormick was previously a director of SurModics, Inc., a public medical device and in vitro diagnostic technologies company, from December 2015 to December 2020, and served on the audit committee and corporate governance and nominating committee. Mr. McCormick currently serves on the board of directors and is the chairperson of the audit committee of Inspire Medical Systems, Inc., medical technology company focused on innovative, minimally invasive solutions for patients with obstructive sleep apnea. Mr. McCormick earned his M.B.A. from the University of Minnesota’s Carlson School of Management and his B.S. in Accounting from Arizona State University. He is a Certified Public Accountant (inactive license) and was previously a National Association of Corporate Directors (NACD) Fellow. We believe that Mr. McCormick is qualified to serve on our Board due to his financial expertise and extensive operational experience in the medical device industry.

Kevin O’Boyle has served on our Board since March 2019. Mr. O’Boyle has over 20 years of executive management experience in the medical device industry. Mr. O’Boyle previously served as the audit committee chairperson at Sientra, Inc. until June 2023. Additionally, Mr. O’Boyle served as the chairman of the board and audit committee chairperson at GenMark Diagnostics, Inc. until it was acquired in May 2021. Mr. O’Boyle also served as a director and audit committee chairperson of Wright Medical Group N.V. Mr. O’Boyle previously served as Senior Vice President and Chief Financial Officer of Advanced Biohealing Inc. a medical device company, from December 2010 until it was acquired in July 2011. Mr. O’Boyle served as CFO of NuVasive, Inc. from January 2003 until December 2009. Prior to that, Mr. O’Boyle served in various leadership positions during his six years with ChromaVision Medical Systems, Inc. Mr. O’Boyle received a B.S. in Accounting from the Rochester Institute of Technology and completed the Executive Management Program at the University of California Los Angeles, John E. Anderson Graduate Business School. We believe that Mr. O’Boyle is qualified to serve on our Board due to his financial expertise and extensive management experience in the medical device industry.

Karen Prange has served on our Board since December 2019. From May 2016 to April 2018, Ms. Prange was Executive Vice President and Chief Executive Officer for the Global Animal Health, Medical and Dental Surgical Group at Henry Schein and a member of its Executive Committee. Prior to that, Ms. Prange was Senior Vice President of Boston Scientific and President of its Urology and Pelvic Health business from June 2012 to May 2016. Prior to working at Boston Scientific, Ms. Prange also held several leadership positions in increasing levels of responsibility at Johnson and Johnson Company, most recently as General Manager of the Micrus Endovascular and Codman Neurovascular business. In addition to currently serving on the board of directors for each of the following companies, Ms. Prange also serves as the chairperson of the compensation and management development committee and a member of the audit committee for Embecta Corp. and as the chairperson on the compensation committee for Atricure, Inc. Ms. Prange additionally serves on the board of WS Audiology, and is an industry advisor for EQT, a global investment organization. Ms. Prange earned her B.S. in Business Administration with honors from the University of Florida and has completed executive education coursework at UCLA Anderson School of Business and Smith College. We believe that Ms. Prange is qualified to serve on our Board due to her extensive healthcare leadership expertise in the life sciences industry.

Susan Siegel has served on our Board since December 2020. Until 2019, Ms. Siegel served as Chief Innovation Officer at General Electric and Chief Executive Officer of GE Business Innovations, a position she held since November 2017. Ms. Siegel had previously served as the CEO of GE Ventures since 2012, which was then subsumed into her new role. Prior to joining GE, from May 2006 to May 2012, she was a General Partner at Mohr Davidow Ventures, where she led healthcare and life science investments. From April 1998 to April 2006, Ms. Siegel was at Affymetrix, Inc. where she served as President and as a member of the board of directors. Since February 2019, Ms. Siegel has served on the board of directors of Illumina, Inc., a leading developer, manufacturer, and marketer of life science tools and integrated systems for the analysis of genetic variation and function, and also currently serves as the chair of its compensation committee, having previously served on its audit committee. Since March 2017, Ms. Siegel has served on the board of directors of Align Technology, Inc., a global medical device company, and also currently serves on its nominating and governance committee and technology committee. Ms. Siegel holds a B.S. in Biology from the University of Puerto Rico and a M.S. in Biochemistry and Molecular Biology from Boston University Medical School. We believe that Ms. Siegel is qualified to serve on our Board due to her investment experience and her operational and strategic leadership in the healthcare and life sciences industry.

Kevin Thornal was appointed as our President and Chief Executive Officer in April 2023 and has served as a member of our Board since May 2023. Mr. Thornal has over 20 years of experience in the medical device field. Mr. Thornal previously served as the Group President of Global Diagnostic Solutions at Hologic, Inc. (“Hologic”) from April 2022 to April 2023. Mr. Thornal served in several leadership positions with increasing levels of responsibility at Hologic from 2014 to April 2023. Prior to Hologic, Mr. Thornal held several roles of increasing responsibility at Stryker from 2004 to 2014 in sales, marketing, and business development. Mr. Thornal holds a B.A. in History and minors in English and Secondary Education from Southern Methodist University. We believe that Mr. Thornal is qualified to serve on our Board due to his extensive industry and leadership experience in the medical device sector.

Elizabeth Weatherman has served on our Board since March 2019. Ms. Weatherman has served as special limited partner of Warburg Pincus LLC, a leading global private equity firm, since 2016. Ms. Weatherman joined Warburg Pincus in 1988, became a partner in 1996 and served as a member of the Executive Management Group from 2001 to January 2016. She led the firm’s Healthcare Group from 2008 to January 2015. In addition to currently serving on the board of directors for each of the following companies, Ms. Weatherman also serves as the chairperson of the talent and compensation committee of Insulet Corporation; a member of the audit committee of Vapotherm, Inc.; and the chairperson of the nominating and corporate governance committee for Silk Road Medical, Inc. She also previously served as a director of Wright Medical Group N.V. She received a B.A. in English from Mount Holyoke College and an M.B.A. from Stanford Graduate School of Business. We believe that Ms. Weatherman is qualified to serve on our Board due to her service as a director on public company boards, including medical device companies, investment experience and healthcare industry knowledge.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF

THE ABOVE-NAMED DIRECTOR NOMINEES

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has engaged PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024, and is seeking ratification of such selection by our stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements since the year ended December 31, 2006. Representatives of PricewaterhouseCoopers LLP are expected to be in attendance online at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees and Services

The following table provides information regarding the fees incurred to PricewaterhouseCoopers LLP during the years ended December 31, 2023 and 2022. The Audit Committee approved all of the fees described below incurred since our initial public offering in November 2014.

	Years Ended
	December 31,
	2023	2022
Audit Fees (1)	$2,346,000	$2,000,000
Tax Fees (2)	84,000	—
Audit-Related Fees	—	—
All Other Fees (3)	2,000	6,300
Total Fees	$2,432,000	$2,006,300

(1) Audit fees of PricewaterhouseCoopers LLP for 2023 and 2022 were for professional services rendered for the audits of our financial statements, including accounting consultation and reviews of quarterly financial statements.

(2) Tax fees of PricewaterhouseCoopers LLP for 2023 were for tax advisory services.

(3) Other fees of PricewaterhouseCoopers LLP for 2023 and 2022 include support services not included in the service categories above.

Pre-Approval Policies and Procedures

The Audit Committee or a delegate of the Audit Committee pre-approves, or provides pursuant to pre-approvals policies and procedures for the pre-approval of, all audit and non-audit services provided by its independent registered public accounting firm. This policy is set forth in the charter of the Audit Committee and is available in the “Corporate Governance” section of our website at http://www.nevro.com/.

The Audit Committee approved all of the audit, audit-related, tax and other services provided by PricewaterhouseCoopers LLP and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, are periodically reviewed and approved by the Audit Committee.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION

OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Nevro under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board. The Audit Committee’s functions are more fully described in its charter, which is available in the “Corporate Governance” section of our website at http://www.nevro.com/. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Nevro’s audited financial statements as of and for the year ended December 31, 2023.

The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the Audit Committee discussed with PricewaterhouseCoopers LLP their independence, and received from PricewaterhouseCoopers LLP the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the Audit Committee discussed with PricewaterhouseCoopers LLP, with and without management present, the scope and results of PricewaterhouseCoopers LLP’s audit of such financial statements.

Based on these reviews and discussions, the Audit Committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC. The Audit Committee also has engaged PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and is seeking ratification of such selection by the stockholders.

Audit Committee
Kevin O’Boyle, Chairperson
Kirt P. Karros
Shawn T McCormick
Karen Prange

PROPOSAL 3

NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Summary

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules, commonly known as a “Say-on-Pay” vote. Accordingly, we are seeking a non-binding, advisory vote to approve the compensation of our named executive officers as described in the “Compensation Discussion and Analysis” section of this proxy statement and the compensation tables and accompanying narrative disclosures that follow.

Board Recommendation

Our Compensation Committee and the Board believe that the information provided in the “Compensation Discussion and Analysis” section of this proxy statement, compensation tables and accompanying narrative disclosures demonstrates that our executive compensation program is designed appropriately, emphasizes pay for performance and aligns management’s interests with our stockholders’ interests to support long-term value creation.

Accordingly, our Board recommends that stockholders vote “FOR” the following resolution:

RESOLVED, that stockholders of Nevro Corp. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in “Compensation Discussion and Analysis,” compensation tables and the accompanying narrative disclosures of this Proxy Statement.

While the vote on this resolution is advisory and not binding on us, the Compensation Committee, or our Board, the Compensation Committee and our Board values thoughtful input from stockholders and will consider the outcome of the vote on this resolution when considering future executive compensation decisions. Our Board has adopted a policy of providing for annual advisory votes from stockholders on executive compensation. Unless our Board modifies its policy on the frequency of future Say-on-Pay advisory votes, the next Say-on-Pay advisory vote will be held at the 2025 annual meeting of stockholders.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE, ON A NON-BINDING ADVISORY BASIS, FOR THE RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

CORPORATE GOVERNANCE

Code of Conduct and Ethics

We have adopted a Code of Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The Code of Conduct and Ethics is available in the “Corporate Governance” section of our website at http://www.nevro.com/. We expect that any amendments to the Code of Conduct and Ethics, or any waivers of its requirements, will be disclosed on our website. The reference to our web address does not constitute incorporation by reference of the information contained at or available through our website.

Corporate Governance Guidelines

We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our Board adopted these Corporate Governance Guidelines in order to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices our Board follows with respect to Board and committee composition and selection, Board meetings, Chief Executive Officer performance evaluation and succession planning. A copy of our Corporate Governance Guidelines is available on our website at http://www.nevro.com/.

Director Resignation Policy if Majority Approval is Not Attained. In 2021, the Board amended our Corporate Governance Guidelines to provide that an incumbent candidate for director who does not receive the affirmative “For” vote of a majority of the votes cast for his or her election (i.e., the director receives a greater number of votes “Withheld” for his or her election than votes “For”) promptly tender his or her resignation to the Board. The Nominating and Corporate Governance Committee of the Board, or a committee of independent directors in the event the subject director is a member of the Nominating and Corporate Governance Committee, will then make a recommendation to the Board and the Board (excluding the subject director) will make a determination as to whether to accept or reject the tendered offer of resignation generally within 90 days after certification of the election results of the stockholder vote. Following such determination, we will publicly disclose the decision regarding any tendered offer of resignation in a filing of a Current Report on Form 8-K with the SEC. If a director’s offer to resign is not accepted by the Board, such director shall continue to serve until his or her successor is duly elected and qualifies, or until his or her earlier resignation or removal.

Independence of the Board

Under New York Stock Exchange rules and regulations, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by such board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent New York Stock Exchange listing standards, as in effect from time to time.

Consistent with these considerations, our Board has determined that all of our current directors, other than Mr. Grossman, qualify as “independent” directors in accordance with the New York Stock Exchange listing requirements. Mr. Grossman is not considered independent because he is our current President and Chief Executive Officer. The New York Stock Exchange’s independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by New York Stock Exchange rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As required under New York Stock Exchange rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our Board are comprised entirely of directors determined by the Board to be independent within the meaning of New York Stock Exchange rules and regulations.

Leadership Structure of the Board

Our Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and/or the implementation of a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company. Mr. Grossman joined us in March 2019 as our President and Chief Executive Officer and has served as Chairman of the Board since May 2019. In April 2023, Mr. Grossman retired as our President and Chief Executive Officer and became the Executive Chairman of the Board. In October 2023, he transitioned to Non-Executive Chair of the Board. Mr. DeMane has served as our Lead Director since May 2019.

During 2023, the non-management members of the Board met regularly in executive session. Mr. DeMane served as the presiding director during these executive sessions in which Mr. Grossman and Mr. Thornal did not participate, and Mr. DeMane, as Lead Director, served as a liaison to management on behalf of the non-management members of the Board.

Independent leadership remains an important pillar of our Board leadership structure and, as such, we anticipate that Mr. DeMane will continue to serve as the presiding non-management director at meetings of the non-management members of the Board when they meet in executive session. The Board believes this leadership structure strikes an appropriate balance between effective and efficient Company leadership and oversight by non-management directors.

Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make changes as it deems appropriate.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include focused discussions and analyses of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures and our Nominating and Corporate Governance Committee manages the risks related to our Environmental, Social and Governance Responsibility program. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines and considers and approves or disapproves any related-person transactions. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking.

Board Committees

Audit Committee

The current members of our Audit Committee are Messrs. O’Boyle, Karros and McCormick, and Ms. Prange. Mr. O’Boyle serves as the chairperson of the committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the New York Stock Exchange. Our Board has determined that Messrs. O’Boyle, Karros and McCormick are Audit Committee financial experts as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of the New York Stock Exchange. Under the rules of the SEC, members of the Audit Committee must also meet heightened independence standards. Our Board has determined that each of Messrs. O’Boyle, Karros and McCormick and Ms. Prange are independent under the applicable rules of New York Stock Exchange and under the applicable rules of the SEC. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and New York Stock Exchange. A copy of the Audit Committee charter is available to security holders in the “Corporate Governance” section of the Company’s website at http://www.nevro.com/.

Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee:

•
appoints our independent registered public accounting firm;
•
evaluates the independent registered public accounting firm’s qualifications, independence and performance;
•
determines the engagement of the independent registered public accounting firm;
•
reviews and approves the scope of the annual audit and the audit fee;
•
discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;
•
approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
•
monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;
•
is responsible for reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;
•
reviews our critical accounting policies and estimates;
•
reviews cyber-security and other risks relevant to the Company’s computerized information systems; and
•
annually reviews the Audit Committee charter and the committee’s performance.

Compensation Committee

The current members of our Compensation Committee are Mses. Weatherman and Siegel and Mr. Kosaraju. Ms. Weatherman serves as the chairperson of the committee. Each of the members of our Compensation Committee is independent under the applicable rules and regulations of the New York Stock Exchange and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee operates under a written charter that satisfies the applicable standards of the SEC and the New York Stock Exchange. A copy of the Compensation Committee charter is available to security holders in the “Corporate Governance” section of the Company’s website at http://www.nevro.com/.

Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee reviews and recommends to our Board corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives and sets the compensation of these officers, other than the Chief Executive Officer, based on such evaluations. Our Board retains the authority to determine and approve, upon the recommendation of the Compensation Committee, the compensation of the Chief Executive Officer, unless such authority has been delegated to the Compensation Committee. Our executive officers submit proposals to the Compensation Committee regarding our executive and director compensation, which the Compensation Committee may recommend to our Board. The Compensation Committee also recommends to our Board the issuance of restricted stock units, performance stock units, stock options and other awards under our stock plans. The Compensation Committee will review and evaluate, at least annually, the performance of the Compensation Committee and its members, including compliance by the Compensation Committee with its charter. The Compensation Committee is entitled to delegate any or all of its responsibilities to a subcommittee to the extent consistent with our Charter, Bylaws, applicable laws and regulations and New York Stock Exchange rules.

Our Compensation Committee retained Aon’s Human Capital Solutions practice a division of Aon plc (“Aon”), formerly known as Radford, a nationally recognized compensation consulting firm, to serve as its independent compensation consultant. Aon's role is to conduct market research and analysis on our various executive positions, to assist the committee in developing appropriate incentive plans for our executives, to provide the committee with advice and ongoing recommendations regarding material executive, non-executive and non-employee director compensation decisions and to review compensation proposals of management. Aon reports directly to the Compensation Committee and does not provide any non-compensation related services to the Company. In compliance with the disclosure requirements of the SEC regarding the independence of compensation consultants, Aon addressed each of the six independence factors established by the SEC with the Compensation Committee. Its responses affirmed the independence of Aon on executive compensation matters. Based on this assessment, the Compensation Committee determined that the engagement of Aon does not raise any conflicts of interest or similar concerns. In addition, the Compensation Committee evaluated the independence of its other outside advisors to the Compensation Committee, including outside legal counsel, considering the same independence factors and concluded their work for the Compensation Committee does not raise any conflicts of interest.

Nominating and Corporate Governance Committee

The current members of our Nominating and Corporate Governance Committee are Mr. Fischer and Mses. Prange and Weatherman. Mr. Fischer serves as the chairperson of the committee. Each of the members of our Nominating and Corporate Governance Committee is an independent director under the applicable rules and regulations of the New York Stock Exchange relating to Nominating and Corporate Governance Committee independence. The Nominating and Corporate Governance Committee operates under a written charter. A copy of the Nominating and Corporate Governance Committee charter is available to security holders in the “Corporate Governance” section of the Company’s website at http://www.nevro.com/.

Our Nominating and Corporate Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board concerning governance matters, including with respect to our Environmental, Social and Governance Responsibility (“ESG”) program. (A copy of our ESG program report is available in the “Investors” section of our website at http://www.nevro.com/.)

Our Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following (in no particular order): diversity of personal and professional background, perspective and experience; personal and professional integrity, ethics and values; experience in corporate management, operations or finance, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment; experience in the industries in which we compete and with relevant social policy concerns; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of business and career experience relevant to the success of the Company; applicable legal and regulatory considerations; and practical and mature business judgment. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the Company and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. For a stockholder to make any nomination for election to the Board at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days, and not more than 120 days, prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before, or more than 60 days after, such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not later than 90 days prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made. Further updates and supplements to such notice may be required at the times, and in the forms, required under our Bylaws. As set forth in our Bylaws, submissions must include the name and address of the proposed nominee, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee’s indirect and direct interests in shares of the Company’s common stock, and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our Bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our Bylaws, as amended and restated to date, which is available, without charge, from our Corporate Secretary, at 1800 Bridge Parkway, Redwood City, California 94065.

Meetings of the Board, Board and Committee Member Attendance and Annual Meeting Attendance

Our Board met six times during the last year. The Audit Committee met seven times, the Compensation Committee met six times and the Nominating and Corporate Governance Committee met four times during the last year. During 2023, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory. Six of our nine then-serving directors attended our annual meeting of stockholders in 2023.

Stockholder or Any Other Interested Party Communications with the Board

Should stockholders or any other interested party wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Corporate Secretary at 1800 Bridge Parkway, Redwood City, California 94065. The Corporate Secretary will review such communications and, if appropriate, forward them only to the intended recipients. Communications that do not relate to the responsibilities of the intended recipients as directors of the Company (such as communications that are commercial or frivolous in nature) will not be forwarded. In addition, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will not be forwarded.

Compensation Committee Interlocks and Insider Participation

During 2023, our Compensation Committee consisted of Mses. Weatherman and Siegel and Mr. Kosaraju. None of the members of our Compensation Committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our Board or Compensation Committee.

Board Diversity

We believe in building and maintaining a diverse Board. Our Board is currently comprised of three female directors, constituting 27% of our Board membership, and two directors from an “underrepresented community.” We expect to continue to look for opportunities to add Board members from diverse backgrounds and viewpoints.

The following provides information regarding the members of our Board as of April 12, 2024.

	Michael	Frank	D. Keith	Kirt P.	Sri	Shawn T	Kevin	Karen	Susan	Kevin	Elizabeth
	DeMane	Fischer	Grossman	Karros	Kosaraju	McCormick	O'Boyle	Prange	Siegel	Thornal	Weatherman
Race / Ethnicity
African American
Asian / Pacific Islander					•				•
White / Caucasian	•	•	•	•		•	•	•		•	•
Hispanic / Latino
Native American
Gender
Male	•	•	•	•	•	•	•			•
Female								•	•		•

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Below, we describe transactions and series of similar transactions, during our last fiscal year, to which we were a party or will be a party, in which:

•
the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s service as a director or executive officer.

Policies and Procedures for Related Party Transactions

Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction.

We did not enter into any such transactions in 2023.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Nevro under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee reviewed and discussed with management the “Compensation Discussion and Analysis” included in this Proxy Statement. Based on those reviews and discussions, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

Compensation Committee
Elizabeth Weatherman, Chairperson
Sri Kosaraju
Susan Siegel

DIRECTOR COMPENSATION

We maintain a non-employee director compensation program (the “Director Compensation Program”), pursuant to which our non-employee directors are compensated for their service on the Board. Under our Director Compensation Program, which was last amended effective April 7, 2023, each non-employee director receives an annual cash retainer of $55,000. Additionally, the non-executive chair of the Board receives an annual retainer of $75,000 and the lead director receives an annual cash retainer of $50,000. Non-employee directors who serve on one or more committees are also entitled to receive the following annual committee fees:

Committee	Chair	Other Member
Audit Committee	$25,000	$12,000
Compensation Committee	$18,250	$8,000
Nominating and Corporate Governance Committee	$12,000	$6,000

A non-employee director may also elect to receive all or a portion of the annual retainer or committee fees in the form of fully vested shares of our common stock, calculated by dividing the quarterly portion of the annual retainer by the closing trading price of the Company’s common stock on the last day of the applicable fiscal quarter.

Under the Director Compensation Program, each non-employee director that is initially elected or appointed to our Board will receive an award of RSUs with a grant date fair value of $300,000 (the “initial award”). The initial award vests in three equal annual installments on the anniversary of the date of the director’s initial election or appointment, subject to continued service through such vesting date. In addition, each non-employee director who has served on our Board at least six months prior to, and will continue to serve on our Board following an annual stockholder’s meeting will receive an award of RSUs with a grant date fair value of $180,000 (the “annual award”). The annual award will vest on the earlier of the first anniversary of the grant date or the date of the next annual stockholder’s meeting, subject to continued service through such date. All equity awards held by our non-employee directors will vest in full immediately prior to the occurrence of a change in control.

The following table sets forth information concerning the compensation earned by our non-employee directors as of December 31, 2023 who served during 2023, other than Mr. Grossman who retired from serving as our President and Chief Executive Officer on April 24, 2023 but continued to serve as our Executive Chairman until October 24, 2023, when he became the Non-Executive Chairman. Mr. Grossman’s and Mr. Thornal’s compensation is disclosed in the Summary Compensation Table below .

Name	Fees Earned or Paid (1)	Stock Awards (2)	Total
Michael DeMane	$105,000	$179,994	$284,994
Frank Fischer	$67,000	$179,994	$246,994
Sri Kosaraju	$63,000	$179,994	$242,994
Shawn T McCormick	$67,000	$179,994	$246,994
Kevin O'Boyle	$80,000	$179,994	$259,994
Karen Prange	$73,000	$179,994	$252,994
Susan Siegel	$63,000	$179,994	$242,994
Elizabeth Weatherman	$79,250	$179,994	$259,244

(1) The amounts reported in this column represent the aggregate amount of all fees earned or paid to each non-employee director in fiscal 2023 for their service as a director, including any annual retainer fees, committee and/or chairperson fees. Amounts may be paid in cash or, at the election of the director, in the form of fully vested shares of common stock. Four of the directors elected to receive fully vested shares of common stock for fees earned in fiscal 2023: Mr. DeMane received 4,342 shares, Mr. Fischer received 2,270 shares, Mr. Kosaraju received 2,604 shares and Ms. Weatherman received 3,277 shares. The cash fees they would have received absent such election are shown in this column.

(2) The amounts reported in this column represent the grant date fair value calculated in accordance with the provisions of ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

As of December 31, 2023, each of our non-employee directors held the following outstanding stock and option awards:

Name	Shares Subject to Outstanding Stock Awards	Shares Subject to Outstanding Option Awards
Michael DeMane	6,754	84,795
Frank Fischer	6,754	19,444
Sri Kosaraju	7,573	—
Shawn T McCormick	6,754	25,096
Kevin O'Boyle	6,754	—
Karen Prange	6,754	—
Susan Siegel	6,754	—
Elizabeth Weatherman	6,754	—

Stock Ownership Guidelines

In November 2018, our Board, upon recommendation by our Compensation Committee, approved stock ownership guidelines for our executive officers and directors. Pursuant to the guidelines, our directors are required to hold equity valued at 3x the base annual retainer and have five years from the effective date of the guidelines to come into compliance.

EXECUTIVE OFFICERS

The following is biographical information for our executive officers and significant employees as of April 1, 2024.

Name	Age	Position(s)
Executive Officers
Kevin Thornal	50	President and Chief Executive Officer
Roderick H. MacLeod	57	Senior Vice President and Chief Financial Officer
Kashif Rashid	50	Senior Vice President, Corporate Development and Chief Legal Officer
Greg Siller	43	Senior Vice President and Chief Commercial Officer

Significant Employees
David Caraway, M.D., Ph.D.	67	Senior Vice President and Chief Medical Officer
Richard B. Carter	53	Chief Accounting Officer
Christofer Christoforou	54	Senior Vice President of Technical Operations
Donald A. Middlebrook	73	Senior Vice President of Clinical, Regulatory and Quality
Shana Ross	51	Senior Vice President and Chief Human Resources Officer
Peter A. Socarras	43	Vice President, General Counsel and Corporate Secretary

Executive Officers

See above under “Proposal 1 Election of Directors” for biographical information for Kevin Thornal.

Roderick H. MacLeod joined us in June 2020 and currently serves as our Senior Vice President and Chief Financial Officer. From September 2004 to June 2020, Mr. MacLeod served in leadership positions at Stryker Endoscopy, a division of Stryker Corp (“Stryker”) that develops and manufactures medical devices, most recently as Vice President of Finance. Prior to joining Stryker, Mr. MacLeod served in various finance positions at Lumenare Networks, United Airlines and Arthur Andersen & Co. Mr. MacLeod received a B.A. in Economics from Harvard University and a Master of Management degree from Northwestern University’s J.L. Kellogg Graduate School of Management.

Kashif Rashid joined us in December 2017 and currently serves as our Senior Vice President, Corporate Development and Chief Legal Officer. From March 2017 to December 2017, Mr. Rashid served as Vice President, Legal at Atara Biotherapeutics, Inc., a biotechnology company focused on T-cell immunotherapy. From June 2008 to February 2017, Mr. Rashid served first as Associate General Counsel and later as Deputy General Counsel at St. Jude Medical, Inc., a medical device company, where he had responsibility for various legal functions, including commercial, business development and corporate governance and securities. From September 1998 to June 2008, Mr. Rashid served in roles of increasing responsibility at General Electric Company's Healthcare business, Loews Corporation and Kaye Scholer, LLP, a global law firm. Mr. Rashid received a B.S. in Business Administration from the George Washington University and a J.D. from Georgetown University Law Center.

Greg Siller joined us in June 2023 and currently serves as our Senior Vice President and Chief Commercial Officer. From April 2006 to June 2023, Mr. Siller served in several leadership positions at Stryker, most recently as Vice President and General Manager of the Stryker Interventional Spine business since January 2020. Prior to that position, Mr. Siller served as Senior Director of Sales of the Stryker Surgical Technologies business. Mr. Siller received a B.S. in Kinesiology from the University of New Hampshire.

Significant Employees

David Caraway, M.D., Ph.D. joined us in April 2014 and currently serves as our Senior Vice President and Chief Medical Officer. Before joining Nevro, from 2001 to May 2014, Dr. Caraway was the CEO of The Center for Pain Relief, Tri-State, L.L.C., in partnership with St. Mary’s Regional Medical Center in Huntington, West Virginia. Dr. Caraway has maintained an active medical practice for over 20 years and has held leadership positions in the North American Neuromodulation and the American Society of Interventional Pain Physicians. As a nationally recognized expert in the treatment of chronic pain, he has lectured regionally, nationally and internationally in the field of Interventional Pain Medicine and authored numerous publications in this field. Dr. Caraway received a B.S. in chemical engineering from the University of Virginia School of Engineering, an M.D. from the University of Virginia School of Medicine and a Ph.D. in biophysics from the University of Virginia Graduate School of Arts and Sciences. He

also received post-graduate training in anesthesiology and pain management from the University of Virginia. Dr. Caraway is board certified by the American Board of Anesthesiology.

Richard B. Carter has served as our Chief Accounting Officer since September 2022, having held roles of increasing responsibility in finance and accounting since joining Nevro in September 2014, most recently as Vice President of Finance, Corporate Controller. From October 2013 to October 2014, Mr. Carter served as Corporate Controller at ClearEdge Power, Inc., a privately held fuel cell manufacturing company. From December 2011 to October 2013, Mr. Carter served as the Vice President of Finance and Corporate Controller at Kovio, Inc., a privately held electronic device manufacturing company. From March 2007 to December 2011, Mr. Carter served as Vice President of Finance and Corporate Controller at MiaSolé, a thin-film solar panel manufacturer. Previously, Mr. Carter served as the Corporate Controller at PortalPlayer, Inc. and Transmeta Corporation, both publicly traded fabless semiconductor companies. Mr. Carter received a B.S. in Business Administration from California State University, Chico. Mr. Carter is a Certified Public Accountant (inactive license) and began his career as an auditor at Ernst & Young, LLP.

Christofer Christoforou joined us in July 2016, has served as our Vice President, Research and Development, and currently serves as our Senior Vice President of Technical Operations. From December 2014 to July 2016, Mr. Christoforou served as Vice President, Quality Engineering at Thoratec, a medical device company where he oversaw the operational, design and supplier quality engineering functions. From October 1999 to December 2014, Mr. Christoforou served in several leadership positions of increasing levels of responsibility at Thoratec. From August 1993 to February 1999, Mr. Christoforou served as a Manager of Engineering and various Engineering positions for United States Surgical Corporation, a producer of tools for use in surgery. Mr. Christoforou received a B.S. in Biomedical Engineering from Boston University and a M.S. in Biomedical Engineering from The Johns Hopkins University in Maryland.

Donald A. Middlebrook joined us in January 2020 and currently serves as our Senior Vice President of Clinical, Regulatory and Quality. From January 2017 to January 2020, Mr. Middlebrook served as Regulatory and Clinical Affairs Consultant for Abbot following their acquisition of St. Jude Medical. From October 2015 to January 2017, Mr. Middlebrook served in the same capacity for St. Jude Medical following their acquisition of Thoratec Corporation. From September 1996 to October 2015, Mr. Middlebrook served as Vice President of Corporate Quality and Regulatory Affairs for Thoratec Corporation. Prior to this, Mr. Middlebrook held positions of increasing responsibility in regulatory affairs and quality assurance at Chiron Vision and Baxter International. Mr. Middlebrook previously served as President and Chairman of the Regulatory Affairs Professional Society (RAPS) Board of Directors, was elected as a RAPS Fellow and has continued to serve on several important committees for this society. Mr. Middlebrook received a B.S. in Biology from California State University, Fullerton.

Shana Ross joined us in August 2023 and currently serves as our Senior Vice President and Chief Human Resources Officer. From July 2012 to July 2022, Ms. Ross was Vice President, Human Resources and Chief Diversity Officer at Bayhealth Medical Center, a healthcare system based in Delaware. From November 2007 to July 2012, Ms. Ross served as Director of Human Resources and Talent Acquisition at Adventist Midwest Health. From 2001 to 2007, Ms. Ross served in several positions of increasing levels of responsibility at Adventist Healthcare. Ms. Ross earned an M.S. in Human Resources and an M.B.A. from the University of Maryland.

Peter A. Socarras joined us in October 2012 and currently serves as our Vice President, General Counsel and Corporate Secretary. Since joining us as our Director of Intellectual Property in October 2012, Mr. Socarras has held roles of increasing responsibility in our legal department. Prior to joining us, from 2004 to 2012, Mr. Socarras held roles as an attorney and patent agent at the law firms of Bozicevic, Field & Francis LLP and Sterne, Kessler, Goldstein & Fox PLLC. In 2003, Mr. Socarras held the position of Patent Agent at Cordis Neurovascular. Mr. Socarras earned a J.D. from The George Washington University Law School, and an M.S. and B.S. in Biomedical Engineering from the University of Miami.

COMPENSATION DISCUSSION AND ANALYSIS

General

The following Compensation Discussion and Analysis (“CD&A”) provides information on the compensation arrangements for our Named Executive Officers (collectively our “NEOs”) and is intended to provide context for the decisions underlying the compensation paid to our NEOs in 2023. This CD&A should be read together with the compensation tables and related disclosures set forth below. Our NEOs for 2023, comprised of all of our executive officers, were as follows:

•
Kevin Thornal, President and Chief Executive Officer;
•
D. Keith Grossman, former President and Chief Executive Officer;
•
Roderick H. MacLeod, Senior Vice President and Chief Financial Officer;
•
Niamh Pellegrini, former Senior Vice President and Chief Commercial Officer;
•
Kashif Rashid, Senior Vice President, Corporate Development and Chief Legal Officer; and
•
Greg Siller, Senior Vice President and Chief Commercial Officer.

Mr. Grossman retired from serving as our President and Chief Executive Officer on April 24, 2023 but continued to serve as our Executive Chairman of the Board until his transition to Non-Executive Chairman in October 2023. Upon Mr. Grossman’s retirement, Mr. Thornal commenced employment as our President and Chief Executive Officer and was appointed as a member of the Board. Mr. Siller joined as our Senior Vice President and Chief Commercial Officer on June 19, 2023. Ms. Pellegrini’s employment with us terminated on June 9, 2023.

Executive Summary

2023 Performance Results. Throughout 2023, the macroeconomic environment and geopolitical conditions continued to negatively impact the global spinal cord stimulation (“SCS”) therapy market. The ongoing changes in patient behavior, labor shortages with nurses and other healthcare facility staff and macroeconomic pressures all had a severe impact on the demand for elective medical procedures in hospitals and clinics, which significantly impacted our financial performance for 2023. However, we do believe our business incrementally improved throughout the course of the year, in large part because of the continued execution of the Company’s business plan in important areas. Key results of our 2023 performance and achievements include the following:

•
We achieved record revenue of $425.2 million for the full year 2023.
•
Despite difficult market conditions, we increased market share throughout 2023.
•
We continued the commercial launch of the Senza® HFX iQTM SCS system, the latest offering of our Senza SCS product platform, which is the first data-backed, AI-powered SCS system that gets smarter over time, learning from patient responses to deliver personalized relief to patients.
•
We acquired Vyrsa Technologies, which allowed entry into the Sacroiliac (SI) Joint market with a wide range of SI Joint solutions.
•
We closed a $200 million term loan credit facility, the proceeds of which were used to repurchase the majority of our 2025 Convertible Notes, as well as for working capital and other general corporate purposes.

Say-on-Pay Vote and Stockholder Feedback. At our 2023 annual meeting of stockholders, our stockholders voted 71.8% (excluding abstentions and broker non-votes) against, on an advisory, non-binding basis, the 2022 compensation of our named executive officers, or our advisory “Say-on-Pay” vote. In light of the results of the Say-on-Pay vote, we engaged in a stockholder outreach campaign to receive feedback from our top 25 shareholders on our compensation program. We received feedback on two aspects of our compensation program principally: (i) a 2022, one-time PSU grant (the “2022 PSUs”) awarded to our then-chief executive officer Mr. Grossman; and (ii) a mid-year adjustment of our 2022 annual bonus plan performance targets (the “2022 Bonus Plan Adjustments”) in light of the continuing impact of the COVID-19 pandemic on our business through the course of 2022. Such feedback was communicated to the Compensation Committee and the Board. Even though the award of the 2022 PSUs resulted in higher reported compensation for Mr. Grossman relative to most of our peer group, the Board’s decision to award the 2022 PSUs was a one-time event in light of the extraordinary circumstances resulting from the pandemic and the Company’s then-existing circumstances. Furthermore, the 2022 PSUs to Mr. Grossman would only pay out in the event of significant stock price appreciation. To date, none of the 2022 PSUs have achieved the respective performance targets, and thus have not been certified by the Compensation Committee to be paid out. As of April 2024, the Company expects that the 2022 PSUs to Mr. Grossman will terminate without being paid out, unless the Company experiences significant stock price appreciation. Nonetheless, in light of the shareholder feedback and otherwise upon further consideration by the Compensation Committee, the Board has elected to pursue a more conventional compensation package for our new chief executive officer, Mr. Thornal, in line with other CEOs at our peer group companies. Similarly, as it relates to the 2022 Bonus Plan Adjustments, that decision was undertaken by the Board in light of the continuing impact of the COVID-19 pandemic on our business and to ensure an appropriate level of retention and motivation for our named executive officers. The Board does not have any current intention to make any future mid-year adjustments to our bonus plan targets, absent extraordinary unforeseen circumstances. We continue to engage actively with stockholders on our executive compensation programs and remain committed to achieving pay for performance alignment and compensation governance best practices.

2023 Compensation Highlights. Consistent with our compensation philosophy, key compensation decisions for 2023 included the following:

•
Modest 2023 Base Salary Increases. The 2023 base salaries of our NEOs (excluding Mr. Grossman who retired, Mr. Thornal who joined in April 2023, and Mr. Siller who joined in June 2023), the 2023 base salaries of our NEOs were increased approximately 3.5%-4.5%, consistent with merit increases for the broader management pool.
•
No Increases to Target Bonuses. We did not increase target bonuses of our NEOs in 2023.
•
2023 Bonus Achievement. Achievement under our 2023 corporate bonus plan resulted in a payout to our NEOs of 53.7% of their target bonus opportunity. No discretionary adjustments were made.
•
No payout from 2021 PSUs. In March 2021, we granted our NEOs performance stock units (“PSUs”) that were to be earned based on the Company’s relative total shareholder return as compared to the S&P Healthcare Equipment Select Industry Index over a two-year performance period. In March 2023, our Compensation Committee determined that the level of shareholder return required to provide for a payout of our PSUs was not achieved and, accordingly, no shares were issued to the NEOs in connection with such grants.
•
Equity-Based Long-Term Incentives with Broader Implementation of PSUs. In 2023, we made equity grants comprised of restricted stock units (“RSUs”) and PSUs to each of our NEOs, except for Mr. Grossman, our former CEO. Our current CEO, Mr. Thornal, joined us in April 2023, and 50% of his equity award granted upon hiring was comprised of PSUs. Our current Chief Commercial Officer, Mr. Siller, joined us in June 2023, and 30% of his equity awards granted upon hiring was comprised of PSUs. Of the equity awards granted to our other NEOs during the normal annual grant cycle, 30% were comprised of PSUs. PSUs granted to our NEOs are earned based on the Company’s relative total shareholder return as compared to the S&P Healthcare Equipment Select Industry Index over a two-year performance period, as well as established cumulative relative targets over a two-year performance period. See “Equity-Based Long-Term Incentive Awards” below for more detail.

Compensation Governance and Best Practices. We are committed to having strong governance standards with respect to our compensation programs, procedures and practices. Our key compensation practices include the following:

•
Pay for performance. A significant portion of executive compensation is equity-based and, additionally, “at risk” based on corporate performance in order to align the interests of our executive officers with stockholders.
•
Strong link between performance measures and strategic objectives. Performance measures for incentive compensation are linked to operating priorities designed to create long-term stockholder value.
•
Independent compensation consultant. The Compensation Committee retains an independent compensation consultant to review and provide recommendations regarding our executive compensation program and practices.
•
No guaranteed annual salary increases or bonuses. Our NEOs’ salary increases are based on individual evaluations and their annual cash incentives are tied to corporate performance.
•
No tax gross-ups. We do not provide any tax gross-ups to our NEOs.
•
Limited perquisites. We do not provide any perquisites or personal benefits to our NEOs, other than as provided to our employees generally and in limited circumstances.

•
No hedging or pledging. We prohibit our employees and directors from hedging or pledging any Company securities.
•
Stock ownership guidelines. Under our stock ownership guidelines, we require our executive officers and directors to hold meaningful amounts of our common stock, including common stock equal to 5x base salary for our Chief Executive Officer after five years of employment with us.
•
Annual Say-on-Pay vote. We hold an annual non-binding, advisory vote regarding the compensation of our NEOs.
•
Stockholder engagement. Our General Counsel and Vice President of Investor Relations and Corporate Communications regularly communicate with and solicit feedback from our top stockholders on a variety of governance and compensation issues related to Nevro.

Executive Compensation Objectives and Philosophy

The key objective in our executive compensation program is to attract, motivate and reward leaders with the skills and experience necessary to successfully execute on our strategic plan to maximize stockholder value. Our executive compensation program is designed to:

•
Attract and retain talented and experienced executives in a competitive and dynamic market;
•
Motivate our NEOs to help the Company achieve the best possible financial and operational results;
•
Provide reward opportunities consistent with our performance on both a short-term and long-term basis; and
•
Align the long-term interests of our NEOs with those of our stockholders.

We strive to set our overall total compensation at a competitive level. Executives may be compensated above or below the median market position based on factors such as experience, performance, scope of position and the competitive demand for proven executive talent.

Determination of Executive Compensation

Our Compensation Committee is responsible for establishing and overseeing our executive compensation programs and annually reviews and determines the compensation to be provided to our NEOs, other than with respect to our Chief Executive Officer, whose compensation is determined by the Board.

In setting executive compensation, the Compensation Committee considers a number of factors, including the recommendations of our Chief Executive Officer (other than with respect to himself), current and past total compensation, competitive market data and analysis provided by the Compensation Committee’s independent compensation consultant, Company performance and each executive’s impact on performance, each executive’s relative scope of responsibility and potential, each executive’s individual performance and demonstrated leadership and internal equity pay considerations. Our Chief Executive Officer’s recommendations are based on his evaluation of each other NEO’s individual performance and contributions, of which he has direct knowledge. Our Board makes decisions regarding our Chief Executive Officer’s compensation, following recommendation from the Compensation Committee.

Competitive Market Data and Independent Compensation Consultant

In order to design a competitive executive compensation program that will continue to attract top executive talent, our Compensation Committee engages Aon, an independent compensation consultant, to provide a competitive review of executive compensation, including base salary, annual incentives and equity compensation as compared with market data.

Following consultation with Aon, our Compensation Committee approved a new peer group (the “2023 Peer Group”) based primarily on an analysis of peer group revenue, headcount, growth rates and market capitalization. The 2023 Peer Group consisted of the following:

• Alphatec Holdings	• Glaukos	• Natera
• AngioDynamics	• Globus Medical	• NovoCure
• AtriCure	• Haemonetics	• NuVasive
• Axonics	• Integra LifeSciences	• Orthofix Medical

• Cardiovascular Systems	• iRhythm Technologies	• Penumbra
• CONMED	• Masimo	• Tandem Diabetes Care

The 2023 Peer Group was selected by considering growth companies that are publicly-traded medical device companies or commercial bio/pharma companies with annual revenues generally within a range of $200 million and $1.6 billion and market cap between $475 million and $8.2 billion. Changes to the 2023 Peer Group from the prior year's peer group included the removal of Abiomed, Insulet, Natus Medical and Quidel and the addition of four new companies, Alphatec Holdings, AngioDynamics, Axonics and Orthofix Medical. The four companies were added to further expand the peer group with companies similar in size and with a relevant industry focus.

Our Compensation Committee used the 2023 Peer Group to help structure a competitive executive compensation program, by considering the 25th, 50th and 75th percentiles of market data, and make individual compensation decisions based on comparable positions at companies with which we compete for talent. The 2023 Peer Group was considered in establishing our NEOs’ 2023 compensation, but the Compensation Committee does not establish compensation levels solely based on a review of competitive data. Instead, it believes such data is a useful tool in its deliberations as our compensation policies and practices must be competitive in the marketplace for us to be able to attract, motivate and retain qualified executive officers.

Components of Compensation

The primary elements of our NEOs’ compensation and the main objectives of each are:

•
Base Salary. Base salary attracts and retains talented executives, recognizes individual roles and responsibilities and provides stable income;
•
Annual Performance-Based Incentive Compensation. Annual performance bonuses promote short-term performance objectives and reward executives for their contributions toward achieving those objectives; and
•
Equity-Based Long-Term Incentive Compensation. Equity compensation, provided in the form of restricted stock units and performance stock units, aligns executives’ interests with our stockholders’ interests, emphasizes long-term financial performance and helps retain executive talent.

In addition, our NEOs are eligible to participate in our health and welfare programs and our 401(k) plan on the same basis as our other employees. We also maintain severance and change in control arrangements, which aid in attracting and retaining executive talent and help executives to remain focused and dedicated during potential transition periods due to a change in control. Each of these elements of compensation for 2023 is described further below.

Base Salary

Base salaries provide our NEOs with a reasonable degree of financial certainty and stability. Our Compensation Committee annually reviews and determines the base salaries of NEOs and evaluates the base salaries of new hire NEOs at the time of hire. In early 2023, our Compensation Committee determined to increase the base salaries of our then-employed named executive officers, with the exception of Mr. Grossman, by 3.5%–4.5%, consistent with overall merit increases to our management team. Each of the base salaries of Messrs. Thornal and Siller were set in connection with their commencement of employment with us in 2023, following arm’s length negotiations, and after considering market information from Aon. Our NEOs’ 2022 and 2023 annualized base salaries were as set forth below:

Name	2022 Annualized Base Salary	2023 Annualized Base Salary
D. Keith Grossman	$852,840	$852,840
Kevin Thornal	N/A	$750,000
Roderick H. MacLeod	$469,062	$490,170
Niamh Pellegrini	$494,109	$511,402
Kashif Rashid	$452,067	$472,410
Greg Siller	N/A	$450,000

Our Board did not increase Mr. Grossman’s base salary. In April 2023, Mr. Grossman retired from his position as President and Chief Executive Officer to become the Executive Chairman of the Board, at which time his base salary was reduced to $100,000 per quarter. In October 2023, Mr. Grossman retired as Executive Chairman of the Board and transitioned to Non-Executive Chairman of the Board and, consequently, no longer receives compensation as an employee of the Company.

Annual Performance-Based Incentive Compensation

Our annual performance-based bonus program is designed to motivate our executives to meet or exceed company-wide short-term performance objectives. Our annual bonus program provides for the payment of cash bonuses based on each NEOs’ target annual bonus and our achievement of corporate performance objectives.

Our Compensation Committee and the Board determined not to increase the 2023 target cash bonuses, as a percentage of base salary, for our NEO’s from the levels in effect for 2022. The target bonuses for Messrs. Thornal and Siller were set by the Compensation Committee in connection with their commencement of employment in 2023, and after considering market information from Aon. Following such determinations, our NEOs’ target bonuses were as set forth below:

Name	2023 Target Bonus
D. Keith Grossman	115% of base salary
Kevin Thornal	100% of base salary
Roderick H. MacLeod	60% of base salary
Niamh Pellegrini	70% of base salary
Kashif Rashid	60% of base salary
Greg Siller	60% of base salary

For fiscal year 2023, our named executive officers were eligible to earn annual cash incentives under our 2023 corporate bonus plan based on the Company’s achievement of 2023 revenue and adjusted EBITDA, each weighted 50%. The financial targets under the corporate bonus plan were established by the Board of Directors and aligned with the financial targets established under our annual operating plan, as set forth in the table below.

Objective	Threshold	Target	Weight	Actual Achievement	Weighted Achievement Percentage
Revenue	$418.7 million	$465.2 million	50%	$422.2 million	26.85%
Adjusted EBITDA	$(19.3) million	$4.0 million	50%	($17.7) million	26.85%
Total					53.70%

Under the 2023 corporate bonus plan, the overall bonus pool would not be funded if the revenue and adjusted EBITDA threshold was not achieved. In addition, achievement at the threshold level for each objective would result in funding at 50% of target for such objective and funding would scale linearly up to 100% at or above the target level of achievement. Achievement at levels above target was to be driven solely by revenue performance; in the event of achievement of revenue at over the target level, the total payout would scale linearly to 200% at or above achievement of revenue of $511.7 million.

We use adjusted EBITDA, a non-GAAP financial measure, as a supplement to GAAP financial measures to further evaluate our operating performance period over period, analyze the underlying business trends, assess performance relative to competitors and establish operational objectives. We believe it is important to provide investors with the same non-GAAP metrics we use to evaluate the performance and underlying trends of the Company's business operations to facilitate comparisons to its historical operating results and evaluate the effectiveness of our operating strategies. Disclosure of these non-GAAP financial measures also facilitates comparisons of our underlying operating performance with other companies in the industry that also supplement their GAAP results with non-GAAP financial measures. The following table presents a reconciliation of GAAP net loss, as prepared in accordance with U.S. GAAP, to adjusted EBITDA, a non-GAAP financial measure (in thousands):

2023
GAAP Net income (loss)	$(92,213)
Non-GAAP Adjustments:
Interest (income) expense, net	(6,152)
Provision for income taxes	(5,646)
Depreciation and amortization	6,885
Stock-based compensation expense and other equity related-charges	58,782
Amortization of intangibles	246
Change in fair market value of warrants	8,051
Gain on extinguishment of debt	(3,934)
Litigation related expenses	15,913
Restructuring charges	373
Adjusted EBITDA	$(17,695)

EBITDA is a non-GAAP financial measure, which is calculated by adding interest income and expense, net; provision for income taxes; and depreciation and amortization to net income. In calculating non-GAAP adjusted EBITDA, we further adjust for the following items:

•
Stock-based compensation expense and other equity-related charges – The company excludes non-cash costs related to the Company's stock-based plans, which include stock options, restricted stock units and performance-based restricted stock units as these expenses do not require cash settlement from the Company. In the period ended December 31, 2023, the Company additionally excluded one-time equity-related charges of $1.9 million associated with the Vyrsa acquisition.
•
Amortization of intangibles – The Company excludes amortization of intangibles from the acquisition of businesses.
•
Change in fair market value of warrants – The Company excludes the changes in the fair value of its warrant liability.
•
Gain from extinguishment of debt – The Company excludes gains and losses from extinguishment of early debt repayment.
•
Litigation-related expenses – The Company excludes legal and professional fees as well as charges and credits associated with certain legal matters, which management considers not related to the underlying operating performance of the business.
•
Restructuring charges – The Company excludes charges incurred as a direct result of restructuring programs, such as salaries and other compensation-related expenses.

In March 2024, the Compensation Committee reviewed our 2023 company-wide performance with respect to determining bonuses to executive officers and determined company-wide achievement of 53.7%, as set forth in the table above. Accordingly, in March 2024, we paid cash bonuses to eligible NEOs at 53.7% of their target bonus opportunity. Mr. Grossman and Ms. Pellegrini were not eligible for a 2023 bonus payment as a result of Mr. Grossman’s retirement and Ms. Pellegrini’s termination of employment.

The NEOs’ 2023 performance bonuses are set forth in the column entitled “Non-Equity Incentive Plan Compensation” in the “2023 Summary Compensation Table” below.

Equity-Based Long-Term Incentive Awards

Our Compensation Committee believes it is essential to provide equity-based compensation to our executive officers in order to link the interests and risks of our executive officers with those of our stockholders, reinforcing our commitment to ensuring a strong linkage between company performance and pay. We typically make initial grants of equity awards to eligible new employees and annual grants of equity awards to eligible employees as determined by our Compensation Committee, including our NEOs.

In 2019, our Compensation Committee committed that, going forward, at least 50% of our CEO’s targeted annual equity grant values would be in the form of performance-based equity awards and will be tied to corporate performance metrics selected by the Board that are tied to shareholder value creation. In 2020, we introduced performance-based equity to all of our executive officers through the grant of performance stock units. For 2023, we continued to utilize performance-based equity for all of our executive officers through the grants of performance stock units comprising at least 50%, in the case of our CEO, and, for the normal annual equity grant cycle, 30%, in the case of our other NEOs, of the target number of shares subject to the 2023 annual equity grants.

Annual Equity Grants

2023 PSUs

In 2023, we granted RSUs and PSUs to each of our NEOs, as follows:

Name	2023 RSUs	2023 PSUs
Kevin Thornal	135,623	135,623
D. Keith Grossman	22,841	—
Roderick H. MacLeod	39,282	16,835
Niamh Pellegrini	39,282	16,835
Kashif Rashid	39,282	16,835
Greg Siller	82,050	35,165

The RSUs for Mr. Grossman were granted in connection with his appointment as Executive Chairman on April 24, 2023, and vests in two equal installments each three-month period following the appointment date. The RSUs and PSUs to Messrs. Thornal and Siller were granted in connection with their commencement of employment with us, while the RSUs and PSUs to each of our other NEOs were granted as part of our established equity award cycle. Except for Mr. Grossman, each award of RSUs to the other NEOs vests as to one-third of the RSUs on the first anniversary of the grant date, which was March 7, 2024 for Messrs. MacLeod and Rashid, April 24, 2024 for Mr. Thornal and June 19, 2024 for Mr. Siller, subject to continued service. The remaining shares vests as to 1/12th of the RSUs on each three-month quarterly anniversary thereafter, subject to continued service.

Each award of PSUs granted represents the contingent right to receive up to two shares of the Company’s common stock. The number of shares determined using a pre-established formula tied to:

(a)
the achievement of relative total shareholder return (“TSR”) targets compared to the S&P Healthcare Equipment Select Industry Index (the “Index”) measured over a performance period commencing on the March 7, 2023 and ending on the earlier of (i) March 6, 2025, or (ii) the consummation of a change in control; and
(b)
the achievement of cumulative revenue targets established (or adjusted) under the company’s annual operating plan for each year commencing on January 1, 2023 and ending on the earlier of (i) December 31, 2024, or (ii) the consummation of a change in control.

The number of shares of common stock earned in respect of each PSU could range from zero to two shares, and two shares would be earned in respect of each PSU only in the event that maximum performance was achieved. To the extent earned, 50% of the PSUs would vest on each of the second and third anniversaries of the grant date.

The number of shares earned and issuable is determined by multiplying the target number of PSUs by an achievement factor determined by summing (a) the product of 50% times the TSR achievement factor determined using the Relative TSR Table below and (b) the product of 50% times the revenue achievement factor determined using the Cumulative Revenue Table below.

The Relative TSR Table below sets forth the achievement factor for the performance period commencing March 7, 2023 and ending on the earlier of March 6, 2025 and a change in control. Performance between levels is determined with linear interpolation.

Relative TSR for the Performance Period	Achievement Factor
At or above 80th percentile	2.0
50th percentile	1.0
10th percentile	0.25
Below 10th percentile	0.0

The Cumulative Revenue Table below sets forth the achievement factor for the performance period commencing January 1, 2023 and ending on the earlier of December 31, 2024 and a change in control. Performance between levels is determined with linear interpolation.

Cumulative Revenue for the Performance Period	Achievement Factor
At or above 110% of Revenue Target	2.0
100% of Revenue Target	1.0
90% of Revenue Target	0.25
Below 90% of Revenue Target	0.0

In the event of a change in control, performance will be deemed to be the greater of the relative TSR performance for the period ending on the date of the change in control and 100% of target.

2022 PSUs

In early 2024, the Compensation Committee measured the achievement of performance goals for the PSUs granted to certain of our NEOs in 2022. The PSUs could have been earned (a) 50% based on the achievement of relative TSR targets compared to the Index measured over a performance period commencing on February 28, 2022 and ending February 27, 2024, with a threshold performance level of 10th percentile of the Index and (b) 50% based on cumulative revenue targets measured over the period commencing on January 1, 2022 and ending December 31, 2023, with threshold, target and maximum levels for the cumulative revenue goals as follows:

	Revenue Amount	Achievement Factor
Threshold	$819.5 million	0.25
Target	$881.2 million	1.0
Maximum	$942.9 million	2.0

Actual TSR performance was below the 10th percentile, resulting in a TSR achievement factor of 0. Actual cumulative revenue for the period, after adjusting for constant currency, was $830.6 million, or 94.3% of target, resulting in a revenue achievement factor of 0.38. As a result, each of Messrs. Grossman, MacLeod and Rashid earned 19% of their 2022 PSUs.

2021 PSUs

In early 2023, the Compensation Committee measured the achievement of performance goals for the PSUs granted to certain of our NEOs in 2021. The PSUs could have been earned between 0 and 150% based on the achievement of relative TSR targets compared to the Index measured over a performance period commencing on March 11, 2021 and ending March 11, 2023. Threshold, target and maximum levels for relative TSR were the 20th, 50th and 80th percentile of the Index. Actual performance was below the 20th percentile, and all of the 2021 PSUs were forfeited.

Retirement Savings, Health and Welfare Benefits

Our NEOs participate in our company-sponsored benefit programs on generally the same basis as other salaried employees, including a standard complement of health and welfare benefit plans and a 401(k) plan, which is intended to qualify under Section 401(k) of the Code, such that a portion of their eligible compensation may be deferred on a pre-tax basis. Under the 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit and to have the amount of such reduction contributed to the 401(k) plan. In 2023, we matched 100% of the first $5,000 of eligible employee contributions to the 401(k) plan, which matching contributions vest 25% annually subject to continued employment. After at least four years of service, matching contributions vest annually.

Perquisites and Other Personal Benefits

We did not provide any other perquisites or personal benefits to our NEOs for fiscal 2023, and we do not view perquisites or other personal benefits as a significant component of our executive compensation program. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective or for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved by the Compensation Committee.

Change in Control and Severance Arrangements

In 2023, we entered into an employment agreement with Mr. Thornal and were party to an employment agreement with Mr. Grossman. We were party to change in control severance agreements with each of our other NEOs, which provide for severance benefits and payments upon certain terminations without cause or resignations for good reason. Our Compensation Committee believes that these types of arrangements are necessary to attract and retain executive talent and are a customary component of executive compensation. In particular, such arrangements can serve to mitigate a potential disincentive for them when they are evaluating a potential acquisition of the Company and can encourage retention through the conclusion of the transaction. The payments and benefits provided under our severance and change in control arrangements are designed to provide our NEOs with treatment that is competitive with market practices.

In June 2023, in connection with the involuntary termination of Ms. Pellegrini’s employment with us for other than cause, we entered into a Separation Agreement with Ms. Pellegrini that provided her with an amount equal to 12 months of her annual base salary, 12 months of continued healthcare coverage at the Company’s expense and 18 months accelerated vesting of her equity awards in exchange for a general release of claims.

A description of these arrangements, as well as information on the estimated payments and benefits that our NEOs would have been eligible to receive as of December 31, 2023 or, in the case of Ms. Pellegrini, a quantification of the payments and benefits received, are set forth in “Potential Payments Upon Termination or Change in Control” below.

Other Policies and Considerations

Compensation Recovery Policy. In 2021, our Compensation Committee adopted our Compensation Recovery Policy, which is intended to maintain a culture of focused, diligent, and responsible management that discourages conduct detrimental to our growth. Accordingly, as set forth in the Compensation Recovery Policy, we may recover cash or equity compensation of our executive officers in the event that (i) a material misstatement of financial calculations or information occurs or events come to light that disclose a material misstatement that would have significantly reduced the amount of incentive compensation if known at the time of the award or payout; or (ii) the executive officer engages in fraudulent, willful or negligent misconduct that results in the Company being required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement. The recoverable amount is generally such amount that would not have been otherwise been earned or paid if the financial results had been property reported. In 2023, we adopted an additional Policy for Recovery of Erroneously Awarded Compensation (the “Clawback Policy”) in accordance with the New York Stock Exchange listing standards and Exchange Act Rule 10D-1. Under the Clawback Policy, which applies to the Company’s current and former executive officers (as defined under Exchange Act Rule 10D-1), the Company is required to recoup the amount of any erroneously awarded compensation (as defined in the Clawback Policy) on a pre-tax basis within a specified lookback period in the event of any accounting Restatement (as defined in the Clawback Policy), subject to limited impracticability exceptions. The Clawback Policy is overseen and administered by the Compensation Committee. The full text of the Clawback Policy was included as Exhibit 97.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 23, 2024.

Stock Ownership Guidelines. In 2018, our Board, upon the recommendation of our Compensation Committee, adopted stock ownership guidelines applicable to our executive officers and our directors. Under the stock ownership guidelines, our CEO is required to hold equity valued at 5x base salary, our other named executive officers are required to hold equity valued at 3x base salary, and our directors are required to hold equity valued at 3x their base annual retainers. Each individual has until the fifth anniversary of the effective date of the guidelines for such individual to come into compliance with the guidelines. As of December 31, 2023, each of our NEOs for whom the stock ownership guidelines are effective met their holding requirements.

Insider Trading Policy. Our Insider Trading Policy provides that no officer, director, employee or consultant, or any immediate family member or any member of the household of any such person, shall purchase or sell any type of security while in possession of material, non-public information relating to the security, whether the issuer of such security is the Company or any other company. This prohibition includes any interest or position relating to put options, call options or short sales, or engaging in hedging transactions. In addition, our Insider Trading Policy provides that no employee, officer or director may pledge Company securities as collateral to secure loans. This prohibition means, among other things, that these individuals may not hold Company securities in a “margin” account, which would allow the individual to borrow against their holdings to buy securities.

Deductibility of Compensation. Section 162(m) of the Internal Revenue Code disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for “covered employees”, which generally include all named executive officers. While our Board and Compensation Committee may take the deductibility of compensation into account when making compensation decisions, we believe that maintaining the discretion to provide compensation that is non-deductible allows us to provide compensation tailored to the needs of our Company and our named executive officers and is an important part of our responsibilities and benefits our stockholders.

Nonqualified Deferred Compensation. Our Board and Compensation Committee take into account whether components of the compensation for our executive officers will be adversely impacted by the penalty tax imposed by Section 409A of the Code, and aims to structure these components to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.

“Golden Parachute” Payments. Sections 280G and 4999 of the Code provide that certain executive officers and other service providers who are highly compensated or hold significant equity interests may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the company that exceeds certain prescribed limits, and that we, or a successor, may forfeit a deduction on the amounts subject to this additional tax. We do not provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G or 4999.

Accounting for Share-Based Compensation. We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC Topic 718”) for our share-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and restricted stock units, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from certain of their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their share-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.

EXECUTIVE COMPENSATION TABLES

2023 Summary Compensation Table

The following table sets forth total compensation earned by our NEOs for the fiscal years ending on December 31, 2023, 2022 and 2021, as applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
Kevin Thornal (4),	2023	515,625	—	10,080,173	—	402,750	455,000	11,453,548
President and Chief Executive Officer
Roderick H. MacLeod,	2023	490,170	—	1,924,076	—	157,933	5,000	2,577,179
Senior Vice President and Chief Financial	2022	469,062	—	2,007,789	—	255,545	5,000	2,737,397
Officer	2021	453,200	—	2,040,976	—	—	5,000	2,499,176
Kashif Rashid,	2023	472,410	—	1,924,076	—	152,211	5,000	2,553,697
Senior Vice President, Corporate Development	2022	452,067	—	2,536,863	—	246,286	5,000	3,240,217
and Chief Legal Officer	2021	432,600	—	1,691,147	—	—	5,000	2,128,747
Greg Siller (5),	2023	242,045	—	3,138,205	—	77,858	100,000	3,558,108
Senior Vice President and Chief Commercial Officer
D. Keith Grossman (6),	2023	566,306	—	774,081	—	—	24,022	1,364,410
Chairman, Former President and Chief	2022	852,840	—	16,020,750	—	890,536	5,000	17,769,126
Executive Officer	2021	852,840	—	6,544,670	—	—	5,000	7,402,510
Niamh Pellegrini (7),	2023	272,020	—	1,924,076	—	—	2,713,525	4,909,622
Former Senior Vice President and Chief	2022	494,109	—	2,868,219	—	314,056	5,000	3,681,384
Commercial Officer	2021	477,400	—	2,274,326	—	—	5,000	2,756,726

(1) For the stock awards column, amounts shown includes (i) the grant date fair value of RSUs granted to our named executive officers, (ii) the grant date fair value of PSUs that were to vest based on relative total stockholder return and stock price targets, which is based on a Monte Carlo simulation model, and (iii) the grant date fair value of PSUs that vest based on revenue targets, which incorporates the probable outcome of the revenue performance condition as of the grant date, estimated to be 100%, although the maximum earned achievement factor of 2 can be obtained if the Company reaches 110% of revenue target. The maximum grant date fair value of the PSUs that vest based on revenue targets if achievement were to reach 110% of the revenue target would be $4,596,297 for Mr. Thornal, $543,971 for Mr. MacLeod, $543,971 for Mr. Rashid, $885,430 for Mr. Siller and $543,971 for Ms. Pellegrini. See Note 11 to our consolidated financial statements included in our Form 10-K for the fiscal year ended December 31, 2023 for the assumptions used in calculating these amounts.

(2) The amounts reported in the Non-Equity Incentive Plan Compensation column represent the annual cash performance-based bonuses earned by our NEOs pursuant to the achievement of certain company performance objectives. For fiscal year 2023, these amounts were paid to the NEOs in March 2024. Please see the description of the annual performance bonuses paid to our NEOs in the section entitled “Compensation Discussion and Analysis – Annual Performance-Based Incentive Compensation” above.

(3) The amounts reported in the All Other Compensation column for 2023 represent for matching contributions made under the Company’s 401(k) Plan for Messrs. MacLeod and Rashid; $250,000 of sign-on bonus, $200,000 of moving allowance and $5,000 of matching contributions under the 401(k) Plan for Mr. Thornal; $100,000 of sign-on bonus for Mr. Siller; $24,022 of fess for services as a Non-Executive Chairman of the Board in a non-employee capacity for Mr. Grossman; and $511,402 of cash severance, $2,182,235 in equity award acceleration and $19,889 of health benefits as severance for Ms. Pellegrini.

(4) Mr. Thornal commenced employment with us as our President and Chief Executive Officer on April 24, 2023.

(5) Mr. Siller commenced employment with us as our Senior Vice President and Chief Commercial Officer on June 19, 2023.

(6) Mr. Grossman retired as our President and Chief Executive Officer on April 24, 2023. Mr. Grossman continued to serve in an employee capacity as our Executive Chairman through October 2023 and now serves as the Non-Executive Chairman of the Board in a non-employee capacity.

(7) Ms. Pellegrini terminated employment with us on June 9, 2023.

2023 Grants of Plan-Based Awards

The following table summarizes information about the non-equity incentive awards and equity-based awards granted to our NEOs in 2023.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: (#) of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards (4)
Kevin Thornal			128,906	515,625	1,031,250
	04/24/2023	(2)				16,952	135,623	271,246		$5,483,909	(4)
	04/24/2023	(3)							135,623	$4,596,263	(4)
Roderick H.			73,526	294,102	588,204
MacLeod	03/07/2023	(2)				2,104	16,835	33,670		$654,875	(4)
	03/07/2023	(3)							39,282	$1,269,201	(4)
Kashif Rashid			70,861	283,446	566,892
	03/07/2023	(2)				2,104	16,835	33,670		$654,875	(4)
	03/07/2023	(3)							39,282	$1,269,201	(4)
Greg Siller			36,307	145,227	290,455
	06/19/2023	(2)				4,395	35,165	70,330		$1,072,186	(4)
	06/19/2023	(3)							82,050	$2,066,019	(4)
D. Keith			245,192	980,766	1,471,149
Grossman	04/24/2023	(3)							22,841	$774,081	(4)
Niamh Pellegrini			89,495	357,981	536,972
	03/07/2023	(2)				2,104	16,835	33,670		$654,875	(4)
	03/07/2023	(3)							39,282	$1,269,201	(4)

(1) Pursuant to our 2023 annual bonus program, the target bonuses for each of our NEOs, as a percentage of annualized base salary, was: Mr. Thornal: 100%; Mr. MacLeod: 60%; Mr. Rashid: 60%; Mr. Siller 60%; Mr. Grossman: 115%; and Ms. Pellegrini 70%. Threshold amounts assume achievement of the adjusted EBITDA objective at threshold and achievement of the revenue goal at below threshold, resulting in achievement of 25% of target, and maximum amounts assume achievement at the target level for adjusted EBITDA and maximum level for revenue, resulting in achievement at 200% of target. For additional detail on our annual bonus program, please see “Compensation Discussion and Analysis – Annual Performance-Based Incentive Compensation” above.

(2) Represents a grant of PSUs. Each PSU constitutes the contingent right to receive up to two shares of the Company’s common stock. The number of shares to be issued in respect of each PSU is based on (i) our stock price performance compared to the Index over a two-year performance period and (ii) our achievement of cumulative revenue targets form January 1, 2023 to December 31, 2024. To the extent earned, 50% of the PSUs will vest on each of the second and third anniversaries of March 7, 2023 for each of Mr. MacLeod and Mr. Rashid, April 24, 2023 for Mr. Thornal and June 19, 2023 for Mr. Siller. The threshold amount corresponds to 0.125 shares issuable in respect of each PSU, which represents threshold achievement of either the relative TSR metric or the Cumulative Revenue target. For additional detail on the PSUs granted to our NEOs in 2023, please see “Compensation Discussion and Analysis – Equity-Based Long-Term Incentive Awards” above.

(3) Represents restricted stock units, which vest as to 1/3rd of the units on the first anniversary of the grant date and vests as to 1/12th of the shares on each three-month quarterly anniversary thereafter, subject to continued service.

(4) Represents the grant date fair value determined in accordance with ASC Topic 718. The grant date fair value of RSUs granted is based on the closing market price of the Company’s common stock on the date of grant. The grant date fair value of the PSUs granted that vest based on relative total stockholder return and stock price targets are calculated based on a Monte Carlo simulation model. The grant date fair value of PSUs that vest based on revenue targets are calculated by incorporating the probable outcome of the revenue performance condition, estimated to be 100%. See Note 11 to our consolidated financial statements included in our Form 10-K for the fiscal year ended December 31, 2023 for the assumptions used in calculating these values.

Outstanding Equity Awards at 2023 Fiscal Year End

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2023.

	Option Awards							Stock Awards
Name	Vesting Commencement Date (1)		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Vesting Commencement Date (2)		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Kevin Thornal								04/24/2023	(4)	135,623	2,918,607
								04/24/2023	(7)			67,812	1,459,314
D. Keith Grossman								04/11/2020		8,098	174,269
								03/11/2021		10,477	225,465
								03/03/2022	(4)	50,000	1,076,000
								03/03/2022	(5)			7,750	166,780
								03/03/2022	(6)			50,000	1,076,000
Roderick H. MacLeod			—	—				06/15/2020		3,013	64,840
								03/02/2021		4,307	92,687
								02/28/2022	(4)	7,603	163,617
								02/28/2022	(5)			1,212	26,082
								03/07/2023	(4)	39,282	845,349
								03/07/2023	(7)			8,418	181,155
Kashif Rashid	12/18/2017	(8)	20,000	—		70.86	12/17/2027	03/02/2020		1,249	26,878
	11/27/2018		32,500	—		42.30	11/26/2028	03/02/2021		3,568	76,783
								02/28/2022	(4)	7,603	163,617
								02/28/2022	(5)			1,212	26,082
								10/04/2022	(4)	7,140	153,653
								03/07/2023	(4)	39,282	845,349
								03/07/2023	(7)			8,418	181,155
Greg Siller								06/19/2023	(4)	82,050	1,765,716
								06/19/2023	(8)			17,582	378,365

(1) Except as otherwise noted, options vest as to 1/48th of the shares on each monthly anniversary of the vesting commencement date, such that all shares will be vested on the fourth anniversary of the vesting commencement date, subject to the holder continuing to provide services to the Company through each such vesting date.

(2) Except as otherwise noted, RSUs vest as to 1/4th of the shares on each anniversary of the vesting commencement date, such that all shares will be vested on the fourth anniversary of the vesting commencement date, subject to the holder continuing to provide services to the Company through each such vesting date.

(3) Value is based on $21.52, the closing stock price of our common stock on December 29, 2023, the last trading day of fiscal 2023.

(4) Represents RSUs, which vest as to 1/3rd of the units on the first anniversary of the grant date and vests as to 1/12th of the shares on each three-month quarterly anniversary thereafter, subject to the holder continuing to provide services to the Company through each such vesting date.

(5) Represents a grant of PSUs. Each PSU constitutes the contingent right to receive up to two shares of the Company’s common stock. The number of shares to be issued in respect of each PSU is based on (i) our stock price performance compared to a specified target composite index over a two-year performance period and (ii) our achievement of cumulative revenue targets form January 1, 2022 to December 31, 2023. To the extent earned, 50% of the PSUs will vest on each of the second and third anniversaries of March 3, 2022 for Mr. Grossman or February 28, 2022 for each of Mr. MacLeod and Mr. Rashid, with vesting subject to the holder continuing to provide services to the Company through each such vesting date. While such PSUs were tracking at below threshold as of December 31, 2023, the number of PSUs shown is at threshold.

(6) Represents a grant of PSUs that vest in increments of 50,000 shares based on the achievement of specified stock price tiers over a three-year period. To the extent earned, 50% of the PSUs would vest on goal achievement for each tier, with the remaining 50% of that earned tier vesting at the earlier of (a) one year from the date of achievement or (b) the third anniversary of the date of grant. While such PSUs were tracking at below threshold as of December 31, 2023, the number of PSUs shown is at threshold.

(7) Represents a grant of PSUs. Each PSU constitutes the contingent right to receive up to two shares of the Company’s common stock. The number of shares to be issued in respect of each PSU is based on (i) our stock price performance compared to a specified target composite index over a two-year performance period and (ii) our achievement of cumulative revenue targets form January 1, 2023 to December 31, 2024. To the extent earned, 50% of the PSUs will vest on each of the second and third anniversaries of March 7, 2023 for each of Mr. MacLeod and Mr. Rashid or April 24, 2023 for Mr. Thornal, with vesting subject to the holder continuing to provide services to the Company through each such vesting date. While such PSUs were tracking at below threshold as of December 31, 2023, the number of PSUs shown is at threshold.

(8) Represents a grant of PSUs. Each PSU constitutes the contingent right to receive up to two shares of the Company’s common stock. The number of shares to be issued in respect of each PSU is based on (i) our stock price performance compared to a specified target composite index over a two-year performance period and (ii) our achievement of cumulative revenue targets form July 1, 2023 to June 30, 2025. To the extent earned, 50% of the PSUs will vest on each of the second and third anniversaries of June 19, 2023 for Mr. Siller, with vesting subject to the holder continuing to provide services to the Company through each such vesting date. While such PSUs were tracking at below threshold as of December 31, 2023, the number of PSUs shown is at threshold.

Option Exercises and Stock Vested

The following table summarizes the restricted stock units and performance stock units that vested during the year ended December 31, 2023, and the related value realized upon vesting. None of our NEOs exercised stock options during 2023.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($) (1)
D. Keith Grossman	65,345	1,757,776
Roderick H. MacLeod	15,812	434,762
Niamh Pellegrini	62,626	1,612,026
Kashif Rashid	18,104	478,114

(1) The value realized on the vesting date is based on the closing trading price of our common stock on the vesting date, multiplied by the number of RSUs vested.

Potential Payments Upon Termination or Change in Control

Thornal Agreement and CIC Severance Agreements

During 2023, we were party to an employment agreement with Mr. Thornal (the “Thornal Agreement”) and Mr. Grossman (the “Grossman Agreement”). We were also party to change in control severance agreements with each of our other NEOs (the “CIC Severance Agreements”). Each of these agreements provide for severance benefits and payments upon certain terminations without cause or resignations for good reason, both outside of a change in control and in connection with a change in control.

Under the Thornal Agreement, in the event Mr. Thornal’s employment is terminated by us other than for “cause”, as a result of Mr. Thornal resigning for “good reason” (each, as defined in the Thornal Agreement) or due to his death or disability (hereinafter a “covered termination”), then Mr. Thornal will receive (i) a severance payment equal to 18 months of Mr. Thornal’s base salary, payable in a cash lump sum, (ii) payment or reimbursement by us of COBRA premiums for up to 18 months, and (iii) 18 months’ accelerated vesting of Mr. Thornal's then-unvested time-based equity awards. In the event Mr. Thornal experiences a covered termination within the period commencing three months prior to and ending 24 months following a change in control, then in lieu of the foregoing severance benefits, Mr. Thornal would receive (i) a severance payment equal to the sum of (a) 2.0 times Mr. Thornal's annual base salary and (b) 2.0 times Mr. Thornal’s annual target bonus, payable in cash lump sum, (ii) payment or reimbursement by us of COBRA premiums for up to 24 months, and (iii) full vesting acceleration of Mr. Thornal's then-unvested equity awards. Mr. Thornal's severance benefits are contingent on Mr. Thornal providing a general release of claims against us.

Under the Grossman Agreement, in the event Mr. Grossman’s employment is terminated by us other than for “cause”, as a result of Mr. Grossman resigning for “good reason” (each, as defined in the Grossman Agreement) or due to his death or disability (hereinafter a “covered termination”), then Mr. Grossman will receive (i) a severance payment equal to 24 months of Mr. Grossman’s base salary, payable in a cash lump sum, (ii) payment or reimbursement by us of COBRA premiums for up to 24 months, and (iii) 24 months’ accelerated vesting of Mr. Grossman’s then-unvested time-based equity awards. In addition, the performance period for Mr. Grossman’s outstanding performance-based equity awards will be truncated to end immediately prior to the termination date, and the number of shares issuable will be prorated based on the portion of the performance period completed prior to the termination date. In the event Mr. Grossman experiences a covered termination within the period commencing three months prior to and ending 24 months following a change in control, then in lieu of the foregoing severance benefits, Mr. Grossman would receive (i) a severance payment equal to the sum of (a) 2.5 times Mr. Grossman’s annual base salary and (b) 2.5 times Mr. Grossman’s annual target bonus, payable in cash lump sum, (ii) payment or reimbursement by us of COBRA premiums for up to 30 months, and (iii) full vesting acceleration of Mr. Grossman’s then-unvested equity awards. Mr. Grossman’s severance benefits are contingent on Mr. Grossman providing a general release of claims against us. In April 2023, the Grossman Agreement was amended and restated in connection with his retirement and transition to Executive Chairman and the appointment of Mr. Thornal as our President and Chief Executive Officer.

Pursuant to the terms of the CIC Severance Agreements with our non-CEO NEOs, in the event the non-CEO NEO experiences a qualifying termination, then the NEO will receive as severance 12 months of base salary in a single cash lump sum payment and up to 12 months of COBRA reimbursement. In addition, if the applicable non-CEO NEO experiences a qualifying termination before April 23, 2024, then the outstanding but unvested RSUs held by such officer that would have vested within 18 months of such officer's termination or resignation shall fully vest (the value of which would be $1.0 million for Mr. MacLeod and $1.0 million for Mr. Rashid as of December 31, 2023, based on $21.52, the closing stock price of our common stock on the last trading day of fiscal 2023); provided, that in the event of a qualifying termination that occurs within the period commencing three months prior to and ending 24 months after a change in control, each non-CEO NEO would be eligible to receive the sum of 18 months of base salary and 1.5 times the non-CEO NEO’s target annual bonus, payable in a lump sum, up to 18 months of COBRA reimbursement and full vesting acceleration for each stock option and other equity award held by the NEO. The NEO must timely deliver an effective release of claims to us in order to be eligible for the foregoing severance benefits.

Each of the foregoing agreements provides for a parachute payment “best pay” provision, under which payments and benefits will either be made to the executive in full or as to such lesser amount as which would result in no portion of the payments and benefits being subject to an excise tax under Section 280G of the Code, whichever of the foregoing amounts is greater on an after-tax basis.

Equity Awards

Under the 2021, 2022 and 2023 PSUs, the performance period ends on the earlier of the second annual anniversary of its commencement and a change in control. In the event of a change in control, performance is deemed to be the greater of the relative TSR performance for the period ending on the date of the change in control and 100% of target.

Under our 2014 Equity Incentive Award Plan, in the event that outstanding awards are not assumed or substituted in connection with a change in control, such outstanding awards will accelerate in full, provided that any performance-based awards will vest in accordance with the terms and conditions of the applicable award agreement.

The following table shows the payments and benefits that would be made to our NEOs assuming a qualifying termination, a qualifying termination following a change in control, or a change in control occurred on December 31, 2023 under the agreements in effect as of this date.

Name	Base Salary and Target Bonus ($)	COBRA Premiums ($)	Equity Acceleration ($) (1)	Total Potential Payment ($) (2)
Kevin Thornal
Qualifying Termination	1,125,000	53,370	1,485,086	2,663,456
Qualifying Termination in Connection with a CIC	3,000,000	71,160	8,755,821	11,826,981
Change in control	3,000,000	71,160	—	3,071,160
Roderick H. MacLeod
Qualifying Termination	490,170	30,320	—	520,490
Qualifying Termination in Connection with a CIC	1,176,408	45,481	2,227,686	3,449,575
Change in control	1,176,408	45,481	—	1,221,889
Kashif Rashid
Qualifying Termination	472,410	38,997	—	511,407
Qualifying Termination in Connection with a CIC	1,133,784	58,496	2,354,589	3,546,869
Change in control	1,133,784	58,496	—	1,192,280
Greg Siller
Qualifying Termination	450,000	35,580	—	485,580
Qualifying Termination in Connection with a CIC	1,080,000	53,370	3,279,218	4,412,588
Change in control	1,080,000	53,370	—	1,133,370

(1) With respect to options, the value of equity acceleration was calculated by (i) multiplying the number of accelerated shares of common stock underlying the unvested, in-the-money options by $21.52, the closing stock price of our common stock on December 29, 2023, the last trading day of fiscal 2023 and (ii) subtracting the exercise price for the unvested stock options. With respect to RSUs, the value of equity acceleration was calculated by multiplying the number of accelerated RSUs by $21.52, the closing stock price of our common stock on December 29, 2023, the last trading day of fiscal 2023. Amounts shown for a Covered Termination in Connection with a CIC or a Qualifying Termination in Connection with a CIC also represent amounts that would vest in the event of a change in control in which awards were not assumed or substituted. With respect to the 2021, 2022 and 2023 PSUs, the number of PSUs vesting in the event of a covered or qualifying termination in connection with a change in control is based on the target level, which was higher than the actual attainment level had the performance period ended on December 31, 2023.

(2) Amounts shown are the maximum potential payment the NEO would have received as of December 31, 2023. Amounts of any reduction pursuant to the parachute payment best pay provision, if any, would be calculated upon actual termination of employment.

Mr. Grossman did not receive any severance benefits in connection with his retirement. In connection with his continued employment as the Executive Chairman of the Board, Mr. Grossman’s base salary was reduced to $100,000 per quarter. Mr. Grossman ceased serving as an employee of the Company in October 2023 but continues to serve as the Non-Executive Chairman of the Board in a non-employee capacity.

Pursuant to Ms. Pellegrini’s Separation Agreement, in connection with her termination and in exchange for a release of claims, she received an amount equal to 12 months of her annual base salary ($511,402), 12 months Company paid healthcare continuation coverage ($39,777) and 18 months of accelerated vesting of her service-based RSUs $1,085,783. The value of acceleration was calculated as the total number of RSUs for which vesting was accelerated multiplied times $22.62, the closing trading price of our common stock on June 9, 2023, the last day of Ms. Pellegrini’s employment. No value was attributed to stock options for which vesting was accelerated since the exercise price of Ms. Pellegrini’s stock options was in excess of $22.62.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO.

Annual total compensation of the CEO for 2023	$11,687,923
Annual total compensation of the median employee for 2023	$146,096
Approximate ratio of annual total compensation of the CEO to the median employee	80.0 : 1

The Company chose December 31, 2023 as the date for establishing the employee population used in identifying the median employee and used fiscal 2023 as the measurement period. The Company identified the median employee using a consistently applied compensation measure which includes annual base salary or wages, earned annual performance-based cash bonuses and commissions and equity awards based on their grant date fair values. Permanent employees who joined in 2023 were assumed to have worked for the entire year. The annual total compensation of the median employee and the annual total compensation of our CEO were calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median-compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Compensation Risk Assessment

Consistent with the SEC’s requirements, we have assessed our compensation programs for all employees. We have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Management has evaluated our executive and employee compensation and benefits programs to determine if these programs’ provisions and operations create undesired or unintentional risk of a material nature. The risk assessment process includes a review of program policies and practices; analysis to identify risks and risk controls related to our compensation programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, the effectiveness of our risk controls and the impacts of our compensation programs and their risks to our strategy. Although we periodically review all compensation programs, we focus on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. In relation to this, we believe that our incentive compensation arrangements provide incentives that do not encourage risk taking beyond our ability to effectively identify and manage significant risks and are compatible with effective internal controls and our risk management practices.

The Compensation Committee monitors our compensation programs on an annual basis and expects to make modifications as necessary to address any changes in our business or risk profile.

Pay Versus Performance

The following table shows the total compensation for our NEOs for the past four fiscal years as set forth in the Summary Compensation Table, the “compensation actually paid” to our CEO and, on an average basis, our other NEOs (in each case, as determined under SEC rules), our TSR, the TSR of the S&P Healthcare Equipment Select Industry Index, our net income (loss), and our financial performance measure for compensatory purposes, revenue.

Year	Summary Compensation Table Total for CEO1 (1) $	Compensation Actually Paid to CEO1(2) $	Summary Compensation Table Total for CEO2 (1) $	Compensation Actually Paid to CEO2 (2) $	Average Summary Compensation Table for other NEOs(3) $	Compensation Actually Paid to other NEOs(2)(3) $	TSR(4)	Peer Group TSR(4)	Net Income (Loss) $ in millions	Revenue $ in millions
2023	1,364,410	(3,575,180)	11,453,548	6,577,091	3,399,651	1,843,751	$18.31	$99.63	(92.2)	425.2
2022	17,769,126	421,784	—	—	3,219,666	859,589	$33.69	$105.61	3.0	406.4
2021	7,402,510	(50,122,840)	—	—	2,461,550	(3,133,804)	$68.97	$137.80	(131.4)	386.9
2020	8,989,919	39,108,401	—	—	2,470,786	4,267,300	$147.27	$133.15	(83.1)	362.0

(1) Mr. Grossman was CEO1 for each of the years presented and Mr. Thornal was CEO2 for 2023.

(2) SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid” as reported in the Pay versus Performance Table. “Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. In general, “compensation actually paid” is calculated as Summary Compensation Table total compensation adjusted to include the fair market value of equity awards as of December 31 of the applicable year or, if earlier, the vesting date (rather than the grant date). NEOs do not participate in a defined benefit plan so no adjustment for pension benefits is included in the table below. Similarly, no adjustment is made for dividends as dividends are factored into the grant date fair value of the award. The following table details these adjustments: The value realized on the vesting date is based on the closing trading price of our common stock on the vesting date, multiplied by the number of RSUs and PSUs vested.

(3) NEOs for the years presented were Mr. MacLeod, Ms. Pellegrini and Mr. Rashid. NEOs for 2023 additionally included Mr. Siller.

(4) Total shareholder return (TSR) is determined based on the value of an initial fixed investment of $100. The TSR peer group consists of the S&P Healthcare Equipment Select Industry Index.

Year	Executive(s)	Summary Compensation Table Total $	Subtract Equity Awards Granted in Fiscal Year $	Add Year-End Equity Fair Value $	Change in Value of Prior Equity Awards $	Add Equity Awards Vested and Granted in same Year $	Add Change in Value of Vested Equity Awards $	Subtract Value of Equity Awards that Failed to Meet Vesting Conditions $	Compensation Actually Paid $
2023	CEO 1	1,364,410	(774,081)	—	(4,239,836)	455,796	(381,468)	—	(3,575,180)
	CEO 2	11,453,548	(10,080,173)	5,203,716	—	—	—	—	6,577,091
	Other NEOs	3,399,651	(2,227,609)	1,219,308	(287,638)	137,656	(246,678)	(150,940)	1,843,751
2022	CEO	17,769,126	(16,020,750)	5,738,758	(2,121,116)	—	(4,944,233)	—	421,784
	Other NEOs	3,219,666	(2,470,957)	1,305,352	(773,443)	—	(424,058)	3,029	859,589
2021	CEO	7,402,510	(6,544,670)	2,438,004	(51,571,878)	—	(1,846,806)	—	(50,122,840)
	Other NEOs	2,461,550	(2,002,150)	790,078	(3,789,474)	—	(593,808)	—	(3,133,804)
2020	CEO	8,989,919	(7,592,361)	12,642,432	24,498,927	—	569,484	—	39,108,401
	Other NEOs	2,470,786	(1,862,571)	2,167,144	1,344,866	—	278,308	(131,234)	4,267,300

Relationship Between Compensation Actually Paid and Performance Measures

We believe the table above shows the alignment between compensation actually paid to the NEOs and the Company’s performance, consistent with our compensation philosophy as described in Compensation Discussion and Analysis. A large portion of the NEO’s compensation is based on equity awards, a large component of which is dependent on TSR performance and stock price performance.

The charts below show, for the past four years, the relationship of our TSR relative to the S&P Healthcare Equipment Select Industry Index.

Company TSR vs. Peer TSR
$1
$1
$1
$1
$0
$0
$0
Compensation Actually Paid ($M)
$160
$140
$120
$100
$80
$60
$40
$20
$0
Value of $100 Investment from 12/31/2019
$147.27
$133.15
$137.80
$68.97
$105.61
$33.69
$99.63
$18.31
FY 2020
FY 2021
FY 2022
FY 2023
NVRO TSR
S&P Healthcare Equipment TSR

Company TSR vs. Peer TSR $160 $140 $120 $100 $80 $60 $40 $20 $0 $100.00 $147.27 $68.97 $33.69 $133.15 $137.80 $105.61 12/31/2019 12/31/2020 12/31/2021 12/31/2022 NVRO S&p Healthcare Equipment

The charts below show, for the past four years, the relationship between the “compensation actually paid” and our TSR.

Compensation Actually Paid vs. Company TSR
Compensation Actually Paid ($M)
Value of $100 Investment from 12/31/2019
$50
$40
$30
$20
$10
$0
-$10
-$20
-$30
-$40
-$50
-$60
$160
$140
$120
$100
$80
$60
$40
$20
$0
$39.11
$147.27
$4.27
($3.13)
$68.97
($50.12)
$0.42
$0.86
$33.69
$6.58
$1.84
($3.58)
$18.31
FY 2020
FY 2021
FY 2022
FY 2023
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
PEO 2 CAP ($M)
NVRO TSR

Compensation Actually Paid vs. Company TSR $50 $40 $30 $20 $10 $0 -$10 -$20 -$30 -$40 -$50 -$60 $39.11 $4.27 $147.27 ($3.13) $68.97 ($50.12) $0.42 $0.86 $33.69 $160 $140 $120 $100 $80 $60 $40 $20 $0 Value of $100 Investment From 12/31/2019 12/31/2020 12/31/2021 12/31/2022 PEO CAP ($M) Average NEO CAP ($M) NVRO Compensation Actually Paid($M)

The charts below show, for the past four years, the relationship between the “compensation actually paid” and our net income (loss).

Compensation Actually Paid vs. Net Income (Loss)
Compensation Actually Paid ($M)
Net Income ($M)
$50
$40
$30
$20
$10
$0
-$10
-$20
-$30
-$40
-$50
-$60
$20
$0
($20)
($40)
($60)
($80)
($100)
($120)
($140)
$39.11
$4.27
($83)
($50.12)
($3.13)
($131)
$0.42
$0.86
$3
($3.58)
$1.84
$6.58
($92)
FY 2020
FY 2021
FY 2022
FY 2023
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
PEO 2 CAP ($M)
Net Income ($M)

Compensation Actually Paid vs. Net Income (Loss) $50 $40 $30 $20 $10 $0 -$10 -$20 -$30 -$40 -$50 -$60 Compensation Actually Paid ($M) $39.11 $4.27 ($83.1) ($131.4) $3.0 ($50.12) ($3.13) ($131.4) $0.42 $0.86 $20.0 $0.0 ($20.0) ($40.0) ($60.0) ($80.0) ($100.0) ($120.0) ($140.0) Net Income ($M) 12/31/2020 12/31/2021 12/31/2022 PEO CAP ($M) Average NEO CAP ($M) Net Income (Loss)($M)

The charts below show, for the past four years, the relationship between the “compensation actually paid” and our revenue.

Compensation Actually Paid vs. Revenue
Compensation Actually Paid ($M)
Net Income ($M)
$50
$40
$30
$20
$10
$0
-$10
-$20
-$30
-$40
-$50
-$60
$430
$420
$410
$400
$390
$380
$370
$360
$350
$340
$330
$39.11
$4.27
$362
($50.12)
($3.13)
$387
$0.42
$0.86
$406
($3.58)
$1.84
$6.58
$425
FY 2020
FY 2021
FY 2022
FY 2023
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
PEO 2 CAP ($M)
Revenue ($M)

Compensation Actually Paid vs. Revenue Compensation Actually Paid($M) $50 $40 $30 $20 $10 $0 -$10 -$20 -$30 -$40 -$50 -$60 $39.11 $4.27 $362.0 $386.9 $406.4 ($50.12) ($3.13) $0.42 $0.86 $410.0 $400.0 $390.0 $380.0 $370.0 $360.0 $350.0 $340.0 $330.0 Revenue ($M) 12/31/2020 12/31/2021/ 12/31/2022 PEO CAP ($M) Average NEO CAP ($M) Revenue($M)

2023 Performance Measures

The Committee believes in using a mix of performance measures throughout our annual and long-term incentive programs to align executive pay with Company performance. As required by SEC rules, the performance measures identified as the most important for NEOs’ 2023 compensation decisions are listed in the table below, each of which is described in more detail in the CD&A under the section “2023 Compensation Program Element”.

Most Important Performance Measures
Relative TSR
Revenue
Adjusted EBITDA
Net Income

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2023, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plan Approved by Stockholders (1)(2)(3)	3,020,787	(5)	$59.48	(6)	7,825,808	(7)
Equity Compensation Plan Not Approved by Stockholders(4)	271,246	(8)	$—		128,754
Total	3,292,033				7,954,562

(1) Includes the 2014 Equity Incentive Award Plan, the 2007 Stock Incentive Plan and the 2014 Employee Stock Purchase Plan.

(2) The 2014 Equity Incentive Award Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance or transfer pursuant to awards under the 2014 Equity Incentive Award Plan shall be increased on the first day of each year beginning in 2015 and ending in 2024, equal to the lesser of (A) four percent (4%) of the shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our Board; provided, however, that no more than 11,125,000 shares of stock may be issued upon the exercise of incentive stock options.

(3) The 2014 Employee Stock Purchase Plan contains an “evergreen” provision, pursuant to which the maximum number of shares of our common stock authorized for sale under the 2014 Employee Stock Purchase Plan shall be increased on the first day of each year beginning in 2015 and ending in 2024, equal to the lesser of (A) one percent (1%) of the shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such number of shares of common stock as determined by our Board; provided, however, no more than 2,166,666 shares of our common stock may be issued thereunder. As of December 31, 2023, 1,189,229 shares of our common stock were reserved for issuance under the 2014 Employee Stock Purchase Plan, of which up to 1,000,000 shares may be issued with respect to the purchase period in effect as of December 31, 2023, which purchase period will end on May 15, 2024.

(4) Includes the Company’s 2023 Employment Inducement Award Plan (the “Inducement Plan”). The Inducement Plan provides for, among other things, the grant of non-qualified stock options, restricted stock units, restricted stock awards, performance awards, dividend equivalents, deferred stock awards, deferred stock units, stock payments and stock appreciation rights to a person not previously an employee or director of the Company, or following a bona fide period of non-employment, as an inducement material to the individual’s entering into employment with the Company.

(5) Consists of 386,006 shares of common stock underlying outstanding options under the 2014 Equity Incentive Plan, 512 shares of common stock underlying outstanding options under the 2007 Stock Incentive Plan, and 2,905,515 shares of common stock underlying outstanding restricted stock units and performance stock units (based on target) under the 2014 Equity Incentive Plan.

(6) Represents the weighted average exercise price of outstanding options and is calculated without taking into account shares of common stock subject to outstanding restricted stock units and performance stock units that become issuable without the payment of a purchase price as those units vest. As of December 31, 2023, the weighted average exercise price of options under the 2014 Equity Incentive Plan was $59.55, and the weighted average exercise price of options under the 2007 Stock Incentive Plan was $7.66.

(7) Includes 6,765,333 shares that were available for future issuance under the 2014 Equity Incentive Plan and 1,189,229 shares that were available for issuance under the 2014 Employee Stock Purchase Plan, of which up to 1,000,000 shares may be issued with respect to the purchase period in effect as of December 31, 2023, which purchase period will end on May 15, 2024.

(8) Consists of 271,246 shares of common stock underlying outstanding restricted stock units and performance stock units (based on target) under the Inducement Plan.

INFORMATION ABOUT STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of March 28, 2024 for:

•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•
each named executive officer as set forth in the summary compensation table above;
•
each of our directors; and
•
all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 28, 2024 and shares of our common stock subject to RSUs that will vest within 60 days of March 28, 2024 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentage ownership of our common stock in the table is based on 36,681,392 shares of our common stock issued and outstanding on March 28, 2024. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Nevro Corp., 1800 Bridge Parkway, Redwood City, California 94065.

	Shares of Common Stock Beneficially Owned (1)
Name of Beneficial Owner	Common Stock	Securities That May Be Acquired Within 60 Days	Number of Shares Beneficially Owned	Percent
5% Stockholders:
BlackRock, Inc.(2)	3,374,031	—	3,374,031	9.2%
Vanguard Group(3)	4,067,271	—	4,067,271	11.1%
Armistice Capital, LLC(4)	3,176,000	—	3,176,000	8.7%
Engaged Capital, LLC(5)	2,168,163	—	2,168,163	5.9%
Alger Associates, Inc.(6)	2,115,664	—	2,115,664	5.8%
Named Executive Officers and Directors:
Kevin Thornal(7)	—	45,208	45,208	*
Roderick H. MacLeod(8)	18,941	—	18,941	*
Niamh Pellegrini(9)	17,025	—	17,025	*
Kashif Rashid(10)	41,833	53,393	95,226	*
Greg Siller	—	—	—	*
D. Keith Grossman(11)	185,428	8,098	193,526	*
Michael DeMane(12)	461,010	91,549	552,559	1.5%
Frank Fischer(13)	49,587	26,198	75,785	*
Kirt P. Karros	—	—	—	*
Sri Kosaraju(14)	9,823	6,754	16,577	*
Shawn T McCormick(15)	20,112	31,850	51,962	*
Kevin O'Boyle(16)	17,473	6,754	24,227	*
Karen Prange(17)	8,025	6,754	14,779	*
Susan Siegel(18)	5,411	6,754	12,165	*
Elizabeth Weatherman(19)	47,654	6,754	54,408	*
All 15 directors and executive officers as a group(20)	882,322	290,066	1,172,388	3.2%

* Represents beneficial ownership of less than one percent of the outstanding shares of common stock.

(1) Represents shares of common stock held, options held by such individuals that were exercisable within 60 days of March 28, 2024 and shares deliverable under RSUs that will vest within 60 days of March 28, 2024. Includes shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account. Reported numbers do not include options that vest more than 60 days after March 28, 2024.

(2) As reported on Schedule 13G/A filed with the SEC on January 23, 2023. The report states that BlackRock Inc. has sole voting power over 3,288,286 shares and sole dispositive power over 3,374,031 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(3) As reported on Schedule 13G/A filed with the SEC on February 13, 2024. The report states that The Vanguard Group (“Vanguard”) has shared voting power over 37,761 shares, sole dispositive power over 3,991,101 shares and shared dispositive power over 76,170 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(4) As reported on Schedule 13G filed with the SEC on February 14, 2024. The report states that Armistace Capital, LLC has shared voting power over 3,176,000 shares with Steven Boyd. The address of Armistace Capital, LLC is 510 Madison Avenue, New York, NY 10022.

(5) As reported on Schedule 13D/A filed with the SEC on February 21, 2024. The report states that Engaged Capital, LLC has shared voting power and shared dispositive power over 2,168,163 shares with Glenn Welling. The address of Engaged Capital, LLC is 610 Newport Center Drive, Suite 950, Newport Beach, CA 92660.

(6) As reported on Schedule 13G filed with the SEC on February 14, 2024. The report states that Alger Associates, Inc. has sole voting power over 1,496,415 shares and sole dispositive power over 2,115,664 shares. The address of Alger Associates, Inc. is 360 Park Avenue South, New York, NY 10010.

(7) Consists of 45,208 shares that may be acquired pursuant to the delivery of shares underlying RSUs within 60 days of March 28, 2024.

(8) Consists of 18,941 shares held by Mr. MacLeod.

(9) Consists of 17,025 shares held by Ms. Pellegrini, based on the last Form 4 filed on May 28, 2023.

(10) Consists of 41,833 shares held by Mr. Rashid and 53,393 shares that may be acquired pursuant to the exercise of stock options or the delivery of shares underlying RSUs within 60 days of March 28, 2024.

(11) Consists of 185,428 shares held by Mr. Grossman and 8,098 shares that may be acquired pursuant to the delivery of shares underlying RSUs within 60 days of March 28, 2024.

(12) Consists of 24,634 shares held by Mr. DeMane, 164,344 shares held by Catherine Q. DeMane Trustee, Michael F. DeMane 2012 Irrevocable Trust U/A/D July 26, 2012 (the “DeMane Irrevocable Trust”), 122,541 shares held by Catherine Q. DeMane Trustee, Michael F. DeMane 2017 Family SLAT Trust U/A/D May 22, 2017 (the “DeMane Family SLAT Trust”), 131,225 shares held by Michael F. DeMane & Catherine Q. DeMane, Trustees, Michael F. DeMane Revocable Trust 10/07/2011, 18,266 shares held by Michael F. DeMane, Trustee, Michael F. DeMane 2021 Retained Annuity Trust U/A 08/13/2021 and 91,549 shares that may be acquired pursuant to the exercise of stock options or the delivery of shares underlying RSUs within 60 days of March 28, 2024. Mrs. DeMane, and not Mr. DeMane, has voting and investment control over the shares held by the DeMane Irrevocable Trust and the DeMane Family SLAT Trust.

(13) Consists of 49,587 shares held by Mr. Fischer and 26,198 shares that may be acquired pursuant to the exercise of stock options or the delivery of shares underlying RSUs within 60 days of March 28, 2024.

(14) Consists of 9,823 shares held by Mr. Kosaraju and 6,754 shares that may be acquired pursuant to the delivery of shares underlying RSUs within 60 days of March 28, 2024.

(15) Consists of 20,112 shares held by Mr. McCormick and 31,850 shares that may be acquired pursuant to the exercise of stock options or the delivery of shares underlying RSUs within 60 days of March 28, 2024.

(16) Consists of 17,473 shares held by Mr. O’Boyle and 6,754 shares that may be acquired pursuant to the delivery of shares underlying RSUs within 60 days of March 28, 2024.

(17) Consists of 8,025 shares held by Ms. Prange and 6,754 shares that may be acquired pursuant to the delivery of shares underlying RSUs within 60 days of March 28, 2024.

(18) Consists of 5,411 shares held by Ms. Siegel, 628 shares held by Bob Reed and Susan Siegel Trustees, Reed-Siegal Revocable Trust and 6,754 shares that may be acquired pursuant to the delivery of shares underlying RSUs within 60 days of March 28, 2024.

(19) Consists of 47,654 shares held by Ms. Weatherman and 6,754 shares that may be acquired pursuant to the delivery of shares underlying RSUs within 60 days of March 28, 2024.

(20) Consists of 882,322 shares held by all 15 directors and executive officers as a group, and 290,066 shares of common stock issuable upon the exercise of stock options or the delivery of share underlying RSUs that will vest within 60 days of March 28, 2024.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2023, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are Nevro stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: 1800 Bridge Parkway, Redwood City, California 94065 or (3) contact our Vice President, Investor Relations and Corporate Communications, Julie Dewey, by telephone at (650) 433-3247. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Form 10-K, Proxy Statement, Proxy Card or Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the discretion of the proxy holder.

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a Nevro stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Corporate Secretary, 1800 Bridge Parkway, Redwood City, California 94065.

By Order of the Board of Directors

/S/ KEVIN THORNAL
Kevin Thornal
President and Chief Executive Officer
April 12, 2024

NEVRO CORP.
1800 BRIDGE PARKWAY
REDWOOD CITY, CA 94065

SCAN TO
VIEW MATERIALS & VOTE

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V44202-P08796

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEVRO CORP.

	For All	Withhold All	For All Except
1. Election of directors to hold office until the 2025 annual meeting of stockholders or until their successors are elected.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) D. Keith Grossman
02) Michael DeMane
03) Kevin Thornal
04) Kirt P. Karros
05) Sri Kosaraju
06) Shawn T McCormick
07) Kevin O'Boyle
08) Karen Prange
09) Susan Siegel
10) Elizabeth Weatherman

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

SCAN TO VIEW MATERIALS & VOTEw NEVRO CORP. 1800 BRIDGE PARKWAYREDWOOD CITY, CA 94065 VOTE BY INTERNET Before The Annual Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the annual meeting date. Have your proxy card in hand when you access the web site and follow the instructionsto obtain your records and to create an electronic voting instruction form. During The Annual Meeting - Go to www.virtualshareholdermeeting.com/NVRO2024 You may attend the annual meeting via the Internet and vote during the annualmeeting. Have the information that is printed in the box below marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the annual meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. V44202-P08796 NEVRO CORP.ForWithholdForAll To withhold authority to vote for any individualAll AllExceptnominee(s), mark "For All Except" and write the The Board of Directors recommends you vote FOR each number(s) of the nominee(s) on the line below. of the following nominees for director: 1.Election of directors to hold office until the 2025 annual !!! meeting of stockholders or until their successors areelected. Nominees: 01)D. Keith Grossman06)Shawn T McCormick 02)Michael DeMane07)Kevin O'Boyle 03)Kevin Thornal08)Karen Prange 04)Kirt P. Karros09)Susan Siegel 05)Sri Kosaraju10)Elizabeth Weatherman The Board of Directors recommends you vote FOR the following proposals:ForAgainstAbstain 2.To ratify the selection, by the Audit Committee of the Company's Board of Directors, of PricewaterhouseCoopers LLP as the independent registered !!! public accounting firm of the Company for its fiscal year ending December 31, 2024 3.To approve, on a non-binding, advisory basis, the compensation of the named executive officers as disclosed in the Company's proxy statement in !!! accordance with the compensation disclosure rules of the Securities and Exchange Commission NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Form 10-K are available at www.proxyvote.com. V44203-P08796 NEVRO CORP. Annual Meeting of Stockholders May 23, 2024 10:30 AM, PDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Kevin Thornal, Roderick H. MacLeod and Kashif Rashid, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NEVRO CORP. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:30 AM, PDT on May 23, 2024, at www.virtualshareholdermeeting.com/NVRO2024, and any adjournment or postponement thereof, on all matters set forth on the reverse side and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting. This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side